MORTGAGE LOAN PURCHASE AGREEMENT

     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of December 19, 2001, between Column Financial, Inc., a Delaware corporation ("Column"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation ("CSFB Mortgage Securities"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").

                                    RECITALS

     Column desires to sell, assign, transfer, set over and otherwise convey to CSFB Mortgage Securities, without recourse, and CSFB Mortgage Securities desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

     CSFB Mortgage Securities intends to create a trust (the "Trust"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage loans that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (together, the "Rating Agencies"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among CSFB Mortgage Securities, as depositor (in such capacity, the "Depositor"), Midland Loan Services, Inc., as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), relating to the issuance of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CK6 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that CSFB Mortgage Securities will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

     Column acquired certain of the Mortgage Loans, through its affiliate, Credit Suisse First Boston Mortgage Capital LLC, from NW Funding, LLC (such Mortgage Loans, the "NW Mortgage Loans"). The NW Mortgage Loans will collectively constitute "Sub-Pool No. 2" under the Pooling and Servicing Agreement. The remaining Mortgage Loans (the "Non-NW Mortgage Loans") will be included in "Sub-Pool No. 1" under the Pooling and Servicing Agreement.

     CSFB Mortgage Securities intends to sell certain classes of the Certificates (collectively, the "Publicly Offered Certificates") to Credit Suisse First Boston Corporation ("CSFB Corporation") and the other underwriters named in the Underwriting Agreement (as defined below) (collectively in such capacity, the "Underwriters"), pursuant to an underwriting agreement dated as of December 19, 2001 (the "Underwriting Agreement"), between CSFB Mortgage Securities and CSFB Corporation as representative of the Underwriters, and CSFB Mortgage Securities intends to sell certain classes of the remaining Certificates (the "Privately Offered Certificates") to CSFB Corporation, pursuant to a certificate purchase agreement dated as of December 19, 2001 (the "Certificate Purchase Agreement"), between CSFB Mortgage Securities and CSFB Corporation. The Publicly Offered Certificates are more fully described in a prospectus dated December 19, 2001 (the "Basic Prospectus"), and the supplement to the Basic Prospectus dated December 19, 2001 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The Privately Offered Certificates are more fully described in a confidential offering circular dated December 19, 2001 (the "Confidential Offering Circular"), as it may be amended or supplemented at any time hereafter.

     Column will indemnify CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and certain related parties with respect to the disclosure regarding the Mortgage Loans contained in the Prospectus, the Confidential Offering Circular and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated December 19, 2001 (the "Indemnification Agreement"), among Column, CSFB Mortgage Securities and CSFB Corporation, both as a representative of the Underwriters and as initial purchaser of the Privately Offered Certificates.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on December 27, 2001 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on the respective Due Dates for the Mortgage Loans in December 2001 (individually and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before the Cut-off Date, whether or not received, of $741,811,570, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be [____]% of such aggregate principal balance of the Mortgage Loans, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including December 1, 2001 to but not including the Closing Date, and the Purchaser shall pay such purchase price to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

     SECTION 2. Conveyance of the Mortgage Loans.

     (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Seller's obligations set forth herein, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the right, title and interest of the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans.

     (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

     (c) On or before the Closing Date, the Seller shall, at its expense, subject to Section 18, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the Seller's rights as the beneficiary thereof and drawing party thereunder. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the second preceding sentence, and the designated beneficiary under each Letter of Credit referred to in the preceding sentence, shall be the Trustee.

     If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File for any Mortgage Loan solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall deliver such documents to the Purchaser or its designee, promptly upon the Seller's receipt thereof.

     In addition, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the following items (except to the extent that any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls, third-party underwriting reports, insurance policies, legal opinions, tenant estoppels and any other documents that the Purchaser or its servicing agent reasonably deems necessary to service the subject Mortgage Loan in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File for any Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans (provided that the Seller shall not be required to deliver any attorney-client privileged communication or any other documents or materials prepared by the Seller or its affiliates solely for internal credit analysis and/or other internal uses); and (ii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) and (ii) of the preceding sentence shall be the Master Servicer.

     Notwithstanding the foregoing, if the Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any Mortgage Loan, then the Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute letter of credit substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or (ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2(c), any such substitute letter of credit shall be deemed to be Additional Collateral of the type covered by the first paragraph of this Section 2(c) and any such cash reserve shall be deemed to be reserve funds of the type covered by the third paragraph of this Section 2(c).

     In connection with the foregoing paragraphs of this Section 2(c), the Seller shall receive copies, or otherwise be the beneficiary, of all certifications relating to the Mortgage Loans made and/or delivered by the Trustee pursuant to Section 2.02(a) and Section 2.02(b) of the Pooling and Servicing Agreement. To the extent that those certifications and/or the related exception reports reflect Document Defects with respect to the Mortgage Loans, those certifications and/or the related exception reports shall constitute notice to the Seller for purposes of Section 5 upon receipt thereof by the Seller.

     (d) The Seller shall be responsible for all reasonable fees and out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer. If the Seller receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be; provided that the cost of such preparation shall be borne by the Purchaser if the loss or return is caused by the Purchaser's negligence. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipients of the power of attorney referred to in the preceding sentence shall be the Trustee.

     (e) Upon sale of Certificates representing at least 10% of the total principal balance of all the Certificates to unaffiliated third parties, the Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, upon sale of Certificates representing at least 10% of the total principal balance of all the Certificates to unaffiliated third parties, the Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Mortgage Loans to the Purchaser under GAAP, the Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to the Purchaser and are no longer available to satisfy claims of the Seller's creditors.

     (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

     (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

     SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review. The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4 (subject, however, to Section 5(d)).

     SECTION 4. Representations, Warranties and Covenants of the Seller and the Purchaser.

     (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller, each of the representations and warranties set forth in Exhibit B-2.

     (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, with respect to each Mortgage Loan, each of the representations and warranties set forth in Exhibit C-1, if such Mortgage Loan is a Non-NW Mortgage Loan, or Exhibit C-2, if such Mortgage Loan is a NW Mortgage Loan.

     (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of CSFB Mortgage Securities only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the CSFB Mortgage Securities, CSFB Corporation and the other Underwriters) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

     (d) The Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Purchaser, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 5(a) hereof), pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C-1, if the Defective Mortgage Loan is a Non-NW Mortgage Loan, or Exhibit C-2, if the Defective Mortgage Loan is a NW Mortgage Loan (with references in such exhibits to "Closing Date" being deemed to be references to the "date of substitution", references in such exhibits to "Cut-off Date" being deemed to be references to the "most recent Due Date for the subject Replacement Mortgage Loan on or before the date of substitution" and references in such exhibits to

"December 2001" and "November 2001" being deemed to be references to the "month of substitution" and the "month preceding the month of substitution", respectively). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

     (e) It is understood and agreed that the representations and warranties set forth in or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remain outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

     SECTION 5. Notice of Breach; Cure, Repurchase and Substitution.

     (a) The Purchaser or its designee shall provide the Seller with written notice of any Material Breach or Material Document Defect with respect to any Mortgage Loan. Within 90 days (or in the case of a Material Document Defect that consists of the failure to deliver a Specially Designated Mortgage Loan Document with respect to any Non-NW Mortgage Loan, 15 days) of the earlier of discovery or receipt of written notice by the Seller that there has been a Material Breach or Material Document Defect with respect to any Mortgage Loan (such 90-day (or, if applicable, 15-day) period, the "Initial Resolution Period"), the Seller shall, subject to Section 5(b), Section 5(c) and Section 5(d) below, (i) correct or cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase the Mortgage Loan affected by such Material Breach or Material Document Defect, as the case may be (such Mortgage Loan, a "Defective Mortgage Loan"), at the related Purchase Price, with payment to be made in accordance with the reasonable directions of the Purchaser; provided that if the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof stating (i) that such Material Breach or Material Document Defect, as the case may be, does not relate to whether the Defective Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, (iv) what actions the Seller is pursuing in connection with the cure thereof, and (v) that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed the applicable Resolution Extension Period (as defined below), then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach or Material Document Defect arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement and if the Defective Mortgage Loan is not the Bel Alliance GT 2 Portfolio Loan, then the Seller may, at its option, subject to the terms, conditions and limitations set forth in the Pooling and Servicing Agreement, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (i) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of

"Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (ii) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement. Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

     "Resolution Extension Period" shall mean:

          (i) for purposes of remediating a Material Breach with respect to any Mortgage Loan or a Material Document Defect with respect to any NW Mortgage Loan, 90 days;

          (ii) for purposes of remediating a Material Document Defect with respect to any Non-NW Mortgage Loan that is and remains a Performing Mortgage Loan throughout the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (A) the 90th day following the end of such Initial Resolution Period and (B) the 45th day following the Seller's receipt of written notice from the Purchaser or its designee of the occurrence of any Servicing Transfer Event with respect to such Non-NW Mortgage Loan subsequent to the end of such Initial Resolution Period;

          (iii) for purposes of remediating a Material Document Defect with respect to any Non-NW Mortgage Loan that is a Performing Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of (A) the end of such Initial Resolution Period and (B) the Seller's receipt of written notice from the Purchaser or its servicing agent of the occurrence of such Servicing Transfer Event; and

          (iv) for purposes of remediating a Material Document Defect with respect to any Non-NW Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days, provided that, if the Seller did not receive written notice from the Purchaser or its servicing agent of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (iii) of this definition will be deemed to apply;

provided that, except as otherwise set forth in the following two provisos, there shall be no Resolution Extension Period in respect of a Material Document Defect involving a Specially Designated Mortgage Loan Document for any Non-NW Mortgage Loan; and provided, further, that if a Material Document Defect exists with respect to any Mortgage Loan, if such Mortgage Loan is then subject to the Pooling and Servicing Agreement, and if the Seller escrows with the Master Servicer, prior to the end of the Initial Resolution Period and any Resolution Extension Period otherwise applicable to the remediation of such Material Document Defect without regard to this proviso, cash in the amount of the then Purchase Price for such Mortgage Loan and subsequently delivers to the Master Servicer, on a monthly basis, such additional cash as may be necessary to maintain a total escrow equal to the Purchase Price for such Mortgage Loan as such price may increase over time (the total amount of cash delivered to the

Master Servicer with respect to any Mortgage Loan as contemplated by this proviso or the immediately following proviso, the "Purchase Price Security Deposit"), then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended until the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which such Mortgage Loan is no longer outstanding and part of the Trust Fund and (iii) if such Mortgage Loan becomes a Specially Serviced Mortgage Loan under the Pooling and Servicing Agreement, the date, if any, on which the Special Servicer determines in its reasonable judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof; and provided, further, that if the Material Document Defect referred to in the preceding proviso consists of a failure to deliver a Specially Designated Mortgage Loan Document with respect to any Non-NW Mortgage Loan, and if the Seller delivers to the Master Servicer a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Mortgage Loan, then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended to the 15th day following the end of the applicable Initial Resolution Period.

     The Purchaser or its designee shall establish, and maintain any Purchase Price Security Deposit delivered to it with respect to any Mortgage Loan in, one or more accounts (individually and collectively, the "Purchase Price Security Deposit Account") and shall be entitled to make withdrawals from such account(s) for the following purposes: (i) to cover any costs and expenses resulting from the applicable Material Document Defect; (ii) upon any discounted payoff or other liquidation of such Mortgage Loan, to cover any Realized Loss related thereto; and (iii) if the Seller so directs, or if the balance on deposit in the Purchase Price Security Deposit Account declines, and for 45 days remains, below the Purchase Price for such Mortgage Loan (except where a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Mortgage Loan is permitted to be delivered in order to obtain a 15-day Resolution Extension Period with respect to the failure to deliver a Specially Designated Mortgage Loan Document), or if such Material Document is not remedied on or before the second anniversary of the Closing Date, or if such Mortgage Loan becomes a Specially Serviced Mortgage Loan under the Pooling and Servicing Agreement and the Special Servicer determines in its reasonable judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof, to apply the Purchase Price Security Deposit to a full or partial, as applicable, payment of the Purchase Price for such Mortgage Loan (with the Seller to pay any remaining balance of such Purchase Price). The Seller may obtain a release of the Purchase Price Security Deposit for any Mortgage Loan (net of any amounts payable therefrom as contemplated by the prior sentence) upon such Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect's being remedied in all material respects and all associated fees and expenses being paid in full. The Seller may direct the Purchaser or its designee to invest or cause the investment of the funds deposited in any Purchase Price Security Deposit Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser or its designee shall act upon the written instructions of the Seller with respect to the investment of funds in any Purchase Price Security Deposit Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Purchase Price Security Deposit Account. All income and gain realized from the investment of funds deposited in any Purchase Price Security Deposit Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred and any deposits required to be made by the Seller as contemplated by the second proviso to the prior paragraph), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Purchase Price Security Deposit Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Seller shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Purchase Price Security Deposit Account. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in any Purchase Price Security Deposit Account in Permitted Investments or any losses resulting therefrom.

     If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase or substitution, the Purchaser or its designee shall use reasonable efforts, subject to the terms of such Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto, provided that, if the affected Cross-Collateralized Group is then subject to the Pooling and Servicing Agreement, then no such termination shall be affected unless and until (i) the Controlling Class Representative for the applicable Sub-Pool has consented in writing (which consent may be given or withheld in its sole discretion) and (ii) the Trustee and the Master Servicer shall have received from the Seller (A) an Opinion of Counsel from independent counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (B) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser and its servicing agents pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced.

     If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the preceding paragraph for any reason (including, but not limited to, the Seller's failure to satisfy any of the conditions set forth in the first proviso to the first sentence of the preceding paragraph), then, for purposes of (i) determining whether the subject Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies (including, without limitation, repurchase and substitution), such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

     Whenever one or more mortgage loans are substituted by the Seller for a Defective Mortgage Loan as contemplated by this Section 5(a), the Seller shall
(i) deliver the related Mortgage File for each such substitute mortgage loan to the Purchaser or its designee (which designee, unless otherwise stated, is the Trustee), (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to the Purchaser or its designee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5(a) if the Defective Mortgage Loan to be replaced is the Bel Alliance GT 2 Portfolio Loan or if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent cure, in all material respects, of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, after the date on which it is added to the Trust Fund) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Seller.

     (b) Notwithstanding Section 5(a), if there exists a Breach of any representation or warranty on the part of the Seller with respect to any Mortgage Loan set forth in, or made pursuant to, Section 4(b) or 4(d) of this Agreement relating to whether or not the related Mortgage Loan Documents or any particular related Mortgage Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then the Seller shall within 90 days of the Seller's receipt of written direction from the Purchaser or its servicing agent, pay the amount of any such costs and expenses borne by the Trust that are the basis of such Breach. Upon its making such payments, the Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and the Seller shall not be obligated to repurchase or otherwise cure such Breach under any circumstances.

     (c) If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the Purchaser.

     It shall be a condition to any repurchase or replacement of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that the Purchaser (which shall include the Trustee) shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder.

     (d) If, on or after June 27, 2003, the Seller receives notice of a Material Document Defect with respect to any Mortgage Loan, which Material Document Defect constitutes a Recording Omission, and if such Mortgage Loan is still subject to the Pooling and Servicing Agreement, then the Seller, with the written consent of the Controlling Class Representative for the applicable Sub-Pool, which consent may be granted or withheld in its sole discretion, and written confirmation from each Rating Agency that the following arrangement will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, in lieu of repurchasing or replacing such Mortgage Loan (as and to the extent contemplated by Section 5(a) above), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the Master Servicer. In furtherance of the preceding sentence, the Purchaser or its designee shall establish one or more accounts (individually and collectively, the "Special Reserve Account"), each of which shall be an Eligible Account, and the Purchaser or its designee shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day of receipt. The Seller may direct the Purchaser or its designee to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser or its designee shall act upon the written instructions of the Seller with respect to the investment of funds in the Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Special Reserve Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Seller shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Special Reserve Account. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in the Special Reserve Account in Permitted Investments or any losses resulting therefrom. A Recording Omission Credit shall (i) entitle the Purchaser or its designee to draw upon the Recording Omission Credit on behalf of the Purchaser upon presentation of only a sight draft or other written demand for payment, (ii) permit multiple draws by the Purchaser or its designee, and (iii) be issued by such issuer and containing such other terms as the Purchaser or its designee may reasonably require to make such Recording Omission Credit reasonably equivalent security to a Recording Omission Reserve in the same amount. Once a Recording Omission Reserve or Recording Omission Credit is established with respect to any Mortgage Loan, the Purchaser or its designee shall, from time to time, withdraw funds from the related Special Reserve Account or draw upon the related Recording Omission Credit, as the case may be, and apply the proceeds thereof to pay the losses or expenses directly incurred by the Purchaser or its designee as a result of a Recording Omission. The Recording Omission Reserve or Recording Omission Credit or any unused balance thereof with respect to any Mortgage Loan will be released to the Seller by the Purchaser upon the earlier of the Seller's cure of all Recording Omissions with respect to such Mortgage Loan (provided that the Purchaser has been reimbursed with respect to all losses and expenses relating to Recording Omissions with respect to such Mortgage Loan) and such Mortgage Loan's no longer being a part of the Trust Fund under the Pooling and Servicing Agreement.

     (e) It is understood and agreed that the obligations of the Seller set forth in this Section 5 to cure a Material Breach or a Material Document Defect, repurchase or replace the related Defective Mortgage Loan(s), cover certain expenses or establish a Recording Omission Credit or a Recording Omission Reserve with respect to the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to a Breach or Document Defect in respect of any Mortgage Loan.

     (f) If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Purchaser or its assignee or
(iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the foregoing provisions of this Section 5, then (provided that (i) the Mortgage Loan is then subject to the Pooling and Servicing Agreement, (ii) at least the applicable Initial Resolution Period has expired and (iii) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan), then the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, while pursuing the repurchase claim, and such action shall not be a defense to the repurchase claim or alter the applicable Purchase Price (it being understood and agreed that the foregoing is not intended to otherwise delay the actions of the Special Servicer with respect to a Specially Serviced Mortgage Loan).

     If any REO Property in respect of any Mortgage Loan is subject to the Pooling and Servicing Agreement and there is any alleged Material Document Defect with respect to such REO Property or the related Mortgage Loan, then the Seller shall be notified promptly and in writing by the Special Servicer of any offer that it receives to purchase such REO Property. Upon the receipt of such notice by the Seller, the Seller shall then have the right to repurchase such REO Property from the Trust at a purchase price equal to the amount of such offer. The Seller shall have three (3) Business Days to purchase such REO Property from the date that it was notified of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third-party reports relating to such REO Property within its possession to enable the related Mortgage Loan Seller to evaluate such REO Property. Any sale of a Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of any related REO Property, to a Person other than the Seller shall be (i) without recourse of any kind (either expressed or implied) by such Person against the Seller and
(ii) without representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such Person.

     The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the subject Mortgage Loan or REO Property) shall not prejudice any claim of the Trust against the Seller for repurchase of the subject Mortgage Loan or REO Property. The provisions of this Section 5 regarding remedies against the Seller for a Material Breach or Material Document Defect with respect to any Mortgage Loan shall also apply to the related REO Property.

     If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the subject REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Property or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the amount, if any, by which the applicable Purchase Price exceeds any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller); provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

     (g) If, at a time that the Granite Portfolio Mortgage Loan is subject to the Pooling and Servicing Agreement, (i) the related Borrower seeks the release of all or any portion of the Mortgaged Property for the Granite Portfolio Mortgage Loan from the lien of the related Mortgage in exchange for the delivery of cash to be held by the Trust as additional collateral until the end of the related prepayment lock-out period, all in accordance with the related Mortgage Loan Documents, and (ii) if such release would result in the aggregate appraised value of the remaining Mortgaged Loan Property (based on the appraisal(s) obtained in connection with the origination of the Granite Portfolio Mortgage
Loan) being less than 80% of the then outstanding principal balance of the Granite Portfolio Mortgage Loan, then (at the direction of the Master Servicer) the Seller shall repurchase the Granite Portfolio Mortgage Loan from the Trust at the Purchase Price prior to the occurrence of such release, such repurchase to be on a whole loan, servicing released basis.

     SECTION 6. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

          (i) all of the representations and warranties of each of the Seller and the Purchaser made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

          (ii) all documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects to obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (iii) the Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

          (iv) the result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

          (v) all other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

          (vi) the Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

          (vii) the Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1; and

          (viii) neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

          Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

          (i) this Agreement, duly executed by the Purchaser and the Seller;

          (ii) each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

          (iii) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and the Rating Agencies (collectively, for purposes of this Section 7, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement, and (B) the organizational documents of the Seller;

          (iv) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of Delaware not earlier than 30 days prior to the Closing Date, and upon which the Interested Parties may rely;

          (v) a Certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Seller on the Seller's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

          (vi) a written opinion of in-house counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the respective parties to the Pooling and Servicing Agreement, which opinion shall be substantially in the form of Exhibit D-3 hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (vii) a written opinion of Sidley Austin Brown & Wood, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the respective parties to the Pooling and Servicing Agreement, which opinion shall be substantially in the form of Exhibit D-4 hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (viii) copies of all other opinions rendered by counsel for the Seller to the Rating Agencies in connection with the transactions contemplated by this Agreement, with each such opinion to be addressed to CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and the Trustee or accompanied by a letter signed by such counsel stating that CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and the Trustee may rely on such opinion as if it were addressed to them as of date thereof.

          (ix) a letter from Sidley Austin Brown & Wood, special counsel for the Seller, dated the Closing Date and addressed to CSFB Mortgage Securities, CSFB Corporation and the other Underwriters, which letter shall be substantially in the form of Exhibit D-5 hereto;

          (x) one or more comfort letters from Arthur Andersen LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement and of the Prospectus Supplement, respectively, and addressed to, and in form and substance acceptable to, CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and their respective counsel, stating in effect that, using the assumptions and methodology used by CSFB Mortgage Securities, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, to be in agreement with the results of such calculations; and

          (xi) such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

     SECTION 8. Costs. Whether or not this Agreement is terminated, the costs and expenses incurred in connection with the transactions herein contemplated shall be allocated pursuant to the terms of the Term Sheet for the Joint Conduit Securitizations between Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Prudential Mortgage Capital Company, LLC, Column Financial, Inc. and KeyBank National Association, as supplemented and modified by the Term Sheet for the Joint Securitizations among Column Financial, Inc., Credit Suisse First Boston Corporation and KeyBank National Association for Calendar Year 2001 (the foregoing term sheets, together, the "Term Sheets").

     SECTION 9. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Jeffrey Altabef, or such other address as may be designated by the Purchaser to the Seller in writing, or, if to the Seller, addressed to the Seller at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326, Attention: Robert Barnes, or such other address as may be designated by the Seller to the Purchaser in writing.

     SECTION 10. Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller, without the consent of the Seller.

     SECTION 11. Characterization. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by CSFB Mortgage Securities to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest under applicable law; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement. In connection with the foregoing, the Seller authorizes the Purchaser to execute and file such UCC financing statements as the Purchaser may deem necessary or appropriate to accomplish the foregoing.

     SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

     SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 14. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS NEGOTIATED, MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, CSFB Mortgage Securities is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

     SECTION 17. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

     SECTION 18. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-Collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 18 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this
Section 18. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

     SECTION 19. Entire Agreement. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                             COLUMN FINANCIAL, INC.


                                             By:
                                                  ------------------------------
                                             Name:
                                             Title:



                                             CREDIT SUISSE FIRST BOSTON MORTGAGE
                                               SECURITIES CORP.


                                             By:
                                                  ------------------------------
                                             Name:
                                             Title:

                                                             EXHIBIT A


                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001-CK6

                                                          DECEMBER 27, 2001



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                    ADDRESS                  CITY        STATE      CODE      ORIGINATOR
---     -------    -------------------------   ------------------------         ----------     -----     ------     ---------
 1                 Avalon Pavilions            345 Buckland Hills Drive         Manchester      CT       06040        Column


 2                 Bel Alliance GT 2                                                                                  Column
                   Portfolio


 3                 Washington Design Center    300 D Street, SW                 Washington      DC       20024         CSFB


 4                 Rockland Center             Route 59                           Nanuet        NY       10954        Column


 6                 Biltmore Square Mall        800 Brevard Road, Route 5         Asheville      NC       28806         CSFB


 8                 Horizon Pointe Shopping     2634, 2642, 2646, 2650, 2654,     Henderson      NV       89123        Column
                   Center                      and 2662 Horizon Ridge Parkway

 9                 IBM Building                8051 Congress Avenue             Boca Raton      FL       33487        Column


10                 Key Landing Apartments      2019 Paulette Road                Baltimore      MD       21222        Column


11       ( A )     Bel Air Village             8401-8447 Elk Grove-Florin        Elk Grove      CA       95624         CSFB
                                               Road

12       ( A )     Laguna Park Village         6608-6704 Laguna Boulevard        Elk Grove      CA       95758        Column


13                 Parker Metropolitan                                                                                Column
                   Portfolio PERM

15                 Paces Commons Apartments    10501 Paces Avenue                Matthews       NC       28105        Column


16                 North Pointe Center         6715-6795 North Palm Avenue        Fresno        CA       93704         CSFB


18                 Park Ridge Office Center    1460, 1480 Renaissance Drive     Park Ridge      IL       60068        Column
                                               and 1550 Northwest Highway

19                 Lawndale Crossing           2600 Lawndale Drive              Greensboro      NC       27408        Column
                   Shopping Center

20                 Toco Hills Promenade        2851 North Druid Hills             Atlanta       GA       30329         CSFB
                   Shopping Center

21                 Wells Fargo Building        18700 North West Walker Road      Hillsboro      OR       97006         Union
                                                                                                                      Capital
                                                                                                                   Investments,
                                                                                                                        LLC

23                 Southridge Plaza            11613-11683 Cherry Avenue          Fontana       CA       92337        Column



                                                                          INITIAL
        MORTGAGE                                                FEE/     INTEREST     ORIG        REM.        ORIG.         REM.
          LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #       SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---    -----------     ----    -----------     -----------     -------   --------    ------      -----      ---------     --------
 1       Column         1      $71,900,000     $71,712,508       Fee         0         360        356          120          116


 2       Column         1      $59,416,972     $48,981,566       Fee         0         360        346          120          106



 3       Column         1      $49,000,000     $48,959,437       Fee         0         360        359          120          119


 4       Column         1      $27,600,000     $27,578,682       Fee         0         360        359          120          119


 6       Column         1      $26,000,000     $26,000,000       Fee        60         324        324          120          108


 8       Column         1      $20,600,000     $20,546,010       Fee         0         360        356          120          116


 9       Column         1      $20,500,000     $20,500,000       Fee        120     Interest   Interest        120          118
                                                                                      Only        Only

10       Column         1      $18,000,000     $17,939,980       Fee         0         360        355          120          115


11       Column         1      $11,900,000     $11,900,000       Fee        20         300        300          120          117


12       Column         1       $4,700,000      $4,700,000       Fee        20         300        300          120          117


13       Column         1      $16,600,000     $16,552,877       Fee         0         360        355          120          115


15       Column         1      $16,250,000     $16,250,000       Fee        12         360        360          120          118


16       Column         1      $15,300,000     $15,270,777       Fee         0         360        357          120          117


18       Column         1      $13,700,000     $13,617,700       Fee         0         360        351          120          111


19       Column         1      $13,600,000     $13,563,451       Fee         0         360        356          120          116


20       Column         1      $13,500,000     $13,491,549       Fee         0         360        359          120          119


21       Column         1      $13,500,000     $13,466,546       Fee         0         360        356          120          116




23       Column         1      $11,500,000     $11,484,334       Fee         0         360        358          120          118




                         INTEREST                                                                              SERVICING
                       CALCULATION                     FIRST                                                      AND
          INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE       TRUSTEE
 #          RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION         FEES
---       --------     ------------     -------      ----------     -----------     -------   ------------     ----------
 1         7.4500%      Actual/360      500,276      09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                86_0%/6

 2         8.5400%      Actual/360      381,376      11/01/2000         N/A          Yes        Lock/37_        0.0525%
                                                                                               YM1/1_Def/
                                                                                                76_0%/6

 3         6.9500%      Actual/360      324,354      12/11/2001         N/A          Yes      Lock/25_Def/      0.0525%
                                                                                                92_0%/3

 4         7.3000%      Actual/360      189,218      12/11/2001         N/A          Yes      Lock/25_Def/      0.0525%
                                                                                                92_0%/3

 6         7.9500%      Actual/360      195,233      01/11/2001      12/11/2010      Yes      Lock/36_Def/      0.0525%
                                                                                                80_0%/4

 8         7.4300%      Actual/360      143,052      09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                89_0%/3

 9         7.2500%      Actual/360      125,574      11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                90_0%/4

10         7.2500%      Actual/360      122,792      08/11/2001         N/A          Yes      Lock/29_Def/      0.0525%
                                                                                                85_0%/6

11         7.2000%      Actual/360      85,631       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                87_0%/6

12         7.2000%      Actual/360      33,821       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                87_0%/6

13         7.8500%      Actual/360      120,074      08/11/2001         N/A          Yes      Lock/29_Def/      0.0925%
                                                                                                88_0%/3

15         6.8600%      Actual/360      106,588      11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                91_0%/3

16         7.7600%      Actual/360      109,717      10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                90_0%/3

18         7.3500%      Actual/360      94,389       04/11/2001         N/A          Yes      Lock/33_Def/      0.0525%
                                                                                                81_0%/6

19         7.3300%      Actual/360      93,515       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                89_0%/3

20         8.3400%      Actual/360      102,276      12/11/2001      11/11/2011      Yes      Lock/25_Def/      0.0525%
                                                                                                94_0%/1

21         7.6500%      Actual/360      95,784       09/11/2001      08/11/2011      Yes      Lock/28_Def/      0.0525%
                                                                                                89_0%/3



23         7.2500%      Actual/360      78,450       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                91_0%/3

                                                                A-1



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                    ADDRESS                  CITY        STATE      CODE      ORIGINATOR
---     -------    -------------------------   ------------------------         ----------     -----     ------     ---------
24                 Gateway Center              23692-24042 Alicia Parkway      Mission Viejo    CA       92691         CSFB


25                 Allied Plaza                7777-7787 Alvarado Road            La Mesa       CA       91941         CSFB


26                 Country Walk Plaza          13707-89 Southwest 152nd            Miami        FL       33186        Column
                                               Street

28                 Granite Portfolio                                                                                  Column


29                 Ogden Corporate Center      801-815 Ogden Avenue                Lisle        IL       60534        Column


30                 Ashley of Spring Valley     693 South Wymore Road             Altamonte      FL       32714        Column
                   Apartments                                                     Springs

33                 Holiday Inn Ontario         3400 Shelby Street                 Ontario       CA       91764         CSFB


35                 Bremner Woods Apartments    4501-A Sprenkle Lane              Richmond       VA       23228         Union
                   Phase III                                                                                          Capital
                                                                                                                   Investments,
                                                                                                                        LLC

36                 Northtowne Plaza            2950, 2970 and 2990                 Reno         NV       89512        Column
                                               Northtowne Lane

37                 Kittery Outlet Center &     340 & 350 US Route One             Kittery       ME       03904         Union
                   Kittery Barn                                                                                       Capital
                                                                                                                   Investments,
                                                                                                                        LLC

38                 C & T Warehouse             50 Independence Drive               Ayer         MA       01432         Union
                                                                                                                      Capital
                                                                                                                   Investments,
                                                                                                                        LLC

39                 Sierra Point Apartments     3800 Portland Street               Irving        TX       75038        Column


41                 Northpointe Commons -       10050 Two Notch Road              Columbia       SC       29223         Union
                   Shops                                                                                              Capital
                                                                                                                   Investments,
                                                                                                                        LLC

42                 Christmas Tree Shops Plaza  490 Payne Road                   Scarborough     ME       04074        Column


47                 Summer Trace Apartments     6015 Summer Trace Drive            Memphis       TN       38134        Column


48                 Florida Eckerd Portfolio                                                                         Westminster
                                                                                                                      Capital
                                                                                                                   Company, L.C.

49                 1452 Third Street           1452-1456 Third Street          Santa Monica     CA       90401        Column
                   Promenade                   Promenade

50                 Creek Crossing Shopping     1919-1935 Faithon P. Lucas        Mesquite       TX       75181        Column
                   Center                      Drive

51                 Trolley Industrial Park     21100-21150 Trolley Drive          Taylor        MI       48180        Column


52                 North Hills Terrace         4115 Camelot Drive                 Raleigh       NC       27609         Union
                                                                                                                      Capital
                                                                                                                   Investments,
                                                                                                                        LLC

54                 Glenwood Portfolio                                                                                 Column


55                 University Village                                                                                 Column
                   Portfolio

62                 Tanglewood                  6522 54th Avenue North              Saint        FL       33709        Column
                                                                                Petersburg

                                                                           INITIAL
         MORTGAGE                                                FEE/     INTEREST     ORIG        REM.        ORIG.         REM.
           LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #        SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---     -----------     ----    -----------     -----------     -------   --------    ------      -----      ---------     --------
24        Column         1      $11,250,000     $11,235,863       Fee         0         360        358          120          118


25        Column         1      $11,000,000     $10,976,599       Fee         0         360        357          120          117


26        Column         1      $10,480,000     $10,465,366       Fee         0         360        358          120          118


28        Column         1      $10,000,000      $9,969,536       Fee         0         360        354          120          114


29        Column         1       $9,700,000      $9,680,530       Fee         0         360        357          120          117


30        Column         1       $9,680,000      $9,659,264       Fee         0         360        357          120          117


33        Column         1       $9,000,000      $8,943,852       Fee         0         300        293          120          113


35        Column         1       $8,500,000      $8,487,954       Fee         0         360        358          120          118




36        Column         1       $8,100,000      $8,080,236       Fee         0         360        356          120          116


37        Column         1       $8,100,000      $8,070,539       Fee         0         300        296          120          116




38        Column         1       $8,000,000      $7,934,649       Fee         0         360        343          120          103




39        Column         1       $7,900,000      $7,889,477       Fee         0         360        358          120          118


41        Column         1       $7,500,000      $7,490,307       Fee         0         360        358          120          118




42        Column         1       $7,000,000      $6,982,158    Leasehold      0         356        352          120          116


47        Column         1       $6,425,000      $6,410,626       Fee         0         360        357          120          117


48        Column         1       $6,150,000      $6,132,077       Fee         0         300        297          120          117



49        Column         1       $5,750,000      $5,742,588       Fee         0         360        358          120          118


50        Column         1       $5,600,000      $5,592,409       Fee         0         360        358          120          118


51        Column         1       $5,400,000      $5,392,235       Fee         0         360        358          120          118


52        Column         1       $5,400,000      $5,389,110       Fee         0         360        357          120          117




54        Column         1       $5,200,000      $5,189,587       Fee         0         360        357          120          117


55        Column         1       $4,925,000      $4,917,831       Fee         0         360        358          120          118


62        Column         1       $4,200,000      $4,189,020       Fee         0         360        356          120          116


                         INTEREST                                                                              SERVICING
                       CALCULATION                     FIRST                                                      AND
          INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE       TRUSTEE
 #          RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION         FEES
---       --------     ------------     -------      ----------     -----------     -------   ------------     ----------
24         7.5700%      Actual/360      79,202       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                91_0%/3

25         7.3000%      Actual/360      75,413       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                90_0%/3

26         7.1500%      Actual/360      70,783       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                91_0%/3

28         8.4200%      Actual/360      76,325       07/11/2001         N/A          Yes      Lock/30_Def/      0.0525%
                                                                                                87_0%/3

29         7.5500%      Actual/360      68,156       10/11/2001      09/11/2011      Yes      Lock/27_Def/      0.0525%
                                                                                                91_0%/2

30         7.2700%      Actual/360      66,166       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                90_0%/3

33         8.2800%      Actual/360      71,141       06/11/2001         N/A          Yes      Lock/31_Def/      0.0525%
                                                                                                83_0%/6

35         7.0900%      Actual/360      57,065       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                91_0%/3



36         7.7100%      Actual/360      57,806       09/11/2001      08/11/2011      Yes      Lock/28_Def/      0.0525%
                                                                                                89_0%/3

37         8.2200%      Actual/360      63,702       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                88_0%/4



38         8.8100%      Actual/360      63,279       08/01/2000         N/A          Yes      Lock/41_Def/      0.0525%
                                                                                                73_0%/6



39         7.3400%      Actual/360      54,375       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                91_0%/3

41         7.4600%      Actual/360      52,236       11/11/2001      10/11/2011      Yes      Lock/26_Def/      0.0525%
                                                                                                91_0%/3



42         7.6700%      Actual/360      49,907       09/11/2001         N/A          Yes      Lock/28_Def/      0.0725%
                                                                                                89_0%/3

47         7.0800%      Actual/360      43,091       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                90_0%/3

48         8.0700%      Actual/360      47,752       10/11/2001      09/11/2011      Yes      Lock/27_Def/      0.0525%
                                                                                                90_0%/3


49         7.4700%      Actual/360      40,087       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                91_0%/3

50         7.2700%      Actual/360      38,278       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                91_0%/3

51         7.0300%      Actual/360      36,035       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                91_0%/3

52         7.5300%      Actual/360      37,869       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                90_0%/3



54         7.5600%      Actual/360      36,573       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                90_0%/3

55         6.9800%      Actual/360      32,700       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                91_0%/3

62         7.4400%      Actual/360      29,195       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                86_0%/6



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                    ADDRESS                  CITY        STATE      CODE      ORIGINATOR
---     -------    -------------------------   ------------------------         ----------     -----     ------     ---------
63                 Westin Centre               9535 Cliffdale Road             Fayetteville     NC       28304         Union
                                                                                                                      Capital
                                                                                                                   Investments,
                                                                                                                        LLC

67                 Greenville Business Center  888 South Greenville Avenue      Richardson      TX       75081        Column


68                 Woodland Crossing           2021 Highridge Drive             Huntsville      AL       35802        Column
                   Apartments

69                 Tramway Crossings           2244 Jefferson Davis Highway       Sanford       NC       27330         Union
                                                                                                                      Capital
                                                                                                                   Investments,
                                                                                                                        LLC

70       ( B )     Scottsdale Airpark III -    15610 North 83rd Way             Scottsdale      AZ       85260        Column
                   15610 Bldg

71       ( B )     Scottsdale Airpark III -    15953 North Greenway-Hayden      Scottsdale      AZ       85260        Column
                   15953 Bldg                  Loop

72                 Riviera Estates Mobile      29141 U.S. Highway 19 North      Clearwater      FL       33761         Union
                   Home Park                                                                                          Capital
                                                                                                                   Investments,
                                                                                                                        LLC

74                 Hampton Village Apartments  2451 Hurt Road                   Rocky Mount     NC       27804         Union
                                                                                                                      Capital
                                                                                                                   Investments,
                                                                                                                        LLC

75                 Wellongate Apartments       3430 Sunset Avenue               Rocky Mount     NC       27804         Union
                                                                                                                      Capital
                                                                                                                   Investments,
                                                                                                                        LLC

76                 Birch Centre                20151 Southwest Birch Street    Newport Beach    CA       92660        Column


77                 Albertson's Plaza           6340 South Rural Road               Tempe        AZ       85283        Column


83                 100 North Brand Office      100 North Brand Avenue            Glendale       CA       91203         CSFB
                   Building

84                 Residences at Bear Creek    5501 Sayle Street                Greenville      TX       75402        Column


85                 Cedarstone                  1544 Sawdust Road                 Woodlands      TX       77380        Column


86                 Tiburon View Apartments     16895 Oakmont Drive                 Omaha        NE       68136        Column


87                 Regency Park Shopping       2101 South Tarboro Street          Wilson        NC       27893        Column
                   Center

88                 Richardson Drive Plaza      1475-1485 Richardson Drive       Richardson      TX       75080        Column


89                 Westwood Village Shopping   2448 Lewisville-Clemmons Road     Clemmons       NC       27012        Column
                   Center

90                 Southwestern Plaza          4251 South 144th Street             Omaha        NE       68137        Column
                   Shopping Center

92                 Ashgrove Apartments         480 and 481 Hambrick Road           Stone        GA       30083        Column
                                                                                 Mountain

93                 Bethlehem Woods Apartments  150 Moye Court                   Rocky Mount     NC       27803         Union
                                                                                                                      Capital
                                                                                                                   Investments,
                                                                                                                        LLC

94                 Sunset Plaza Office         3481 East Sunset Road             Las Vegas      NV       89120        Column
                   Complex

95                 Tahoe Pine Ridge Plaza      917 Tahoe Boulevard                Incline       NV       89451        Column
                                                                                  Village

                                                                          INITIAL
        MORTGAGE                                                FEE/     INTEREST     ORIG        REM.        ORIG.
          LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO
 #       SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY
---    -----------     ----    -----------     -----------     -------   --------    ------      -----      ---------
63       Column         1       $4,100,000      $4,089,064       Fee         0         360        356          120




67       Column         1       $3,900,000      $3,890,593       Fee         0         342        339          120


68       Column         1       $3,800,000      $3,789,349       Fee         0         360        356          120


69       Column         1       $3,700,000      $3,690,131       Fee         0         360        356          120




70       Column         1       $1,980,000      $1,977,600       Fee         0         360        358          84


71       Column         1       $1,645,000      $1,643,006       Fee         0         360        358          84


72       Column         1       $3,600,000      $3,586,913       Fee         0         300        297          120




74       Column         1       $3,450,000      $3,442,627       Fee         0         360        357          120




75       Column         1       $3,425,000      $3,416,248       Fee         0         360        356          120




76       Column         1       $3,300,000      $3,289,969       Fee         0         360        355          120


77       Column         1       $3,130,000      $3,126,067       Fee         0         360        358          120


83       Column         1       $2,900,000      $2,893,832       Fee         0         300        298          120


84       Column         1       $2,900,000      $2,891,467       Fee         0         360        355          120


85       Column         1       $2,800,000      $2,794,287       Fee         0         360        357          120


86       Column         1       $2,800,000      $2,793,564       Fee         0         384        380          120


87       Column         1       $2,752,000      $2,744,878       Fee         0         360        356          120


88       Column         1       $2,700,000      $2,696,322       Fee         0         360        358          120


89       Column         1       $2,600,000      $2,594,595       Fee         0         360        357          120


90       Column         1       $2,530,000      $2,524,111       Fee         0         360        356          120


92       Column         1       $2,500,000      $2,491,554       Fee         0         300        297          120


93       Column         1       $2,300,000      $2,294,123       Fee         0         360        356          120




94       Column         1       $2,250,000      $2,245,257       Fee         0         360        357          120


95       Column         1       $2,230,000      $2,224,474       Fee         0         360        356          120


                                     INTEREST                                                                              SERVICING
           REM.                    CALCULATION                     FIRST                                                      AND
         TERM TO      INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE       TRUSTEE
 #       MATURITY       RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION         FEES
---      --------     --------     ------------     -------      ----------     -----------     -------   ------------     ---------
63         116         7.3600%      Actual/360      28,276       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            89_0%/3



67         117         7.3500%      Actual/360      27,269       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            90_0%/3

68         116         7.1600%      Actual/360      25,691       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            89_0%/3

69         116         7.3600%      Actual/360      25,517       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            89_0%/3



70          82         7.7100%      Actual/360      14,130       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                            55_0%/3

71          82         7.7100%      Actual/360      11,740       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                            55_0%/3

72         117         6.8300%      Actual/360      25,055       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            90_0%/3



74         117         7.2800%      Actual/360      23,605       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            90_0%/3



75         116         7.5300%      Actual/360      24,018       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            89_0%/3



76         115         7.6000%      Actual/360      23,300       08/11/2001         N/A          Yes      Lock/29_Def/      0.0525%
                                                                                                            88_0%/3

77         118         7.5700%      Actual/360      22,036       11/11/2001         N/A          Yes      Lock/38_Def/      0.0525%
                                                                                                            76_0%/6

83         118         7.3750%      Actual/360      21,196       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                            91_0%/3

84         115         7.7200%      Actual/360      20,716       08/11/2001         N/A          Yes      Lock/29_Def/      0.0525%
                                                                                                            85_0%/6

85         117         7.4800%      Actual/360      19,540       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            87_0%/6

86         116         7.2200%      Actual/360      18,723       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            89_0%/3

87         116         7.4800%      Actual/360      19,205       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            89_0%/3

88         118         7.2500%      Actual/360      18,419       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                            91_0%/3

89         117         7.4000%      Actual/360      18,002       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            90_0%/3

90         116         7.8900%      Actual/360      18,371       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            89_0%/3

92         117         7.2500%      Actual/360      18,070       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            87_0%/6

93         116         7.5300%      Actual/360      16,129       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            89_0%/3



94         117         7.3400%      Actual/360      15,487       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            90_0%/3

95         116         7.6500%      Actual/360      15,822       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            86_0%/6



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                    ADDRESS                  CITY        STATE      CODE      ORIGINATOR
---     -------    -------------------------   ------------------------         ----------     -----     ------     ---------
97                 Northlake Apartments        310 Northlake Drive             Warner Robins    GA       31093        Column


99                 Siboney Professional        5122 Katella Avenue             Los Alamitos     CA       90720         CSFB
                   Building

101                D.R. Commons and Taft       59-61 Broadway Avenue             Dry Ridge      KY       41035        Column
                   Center

103                Woodcreek Apartments        4690 Log Cabin Drive                Macon        GA       31204        Column


104                Brynfield Court Apartments  5050 Wynnefield Avenue          Philadelphia     PA       19131        Column


106                Virginia Avenue Plaza       800 Virginia Avenue              Fort Pierce     FL       34982        Column


107      ( C )     Pinewood Apartments         1150, 1200 20th Street N.E.       Cleveland      TN       37311          NW

108      ( C )     Pinecreek Apartments        749 20th Street S.E.              Cleveland      TN       37311          NW

110                London Square Apartments    5569 Gasmer Drive                  Houston       TX       77035          NW

111                Fairview Arms Apartments    5201-5219 Wynnefield Avenue     Philadelphia     PA       19131        Column


112                Park Manor Apartments       9766-9846 Rose Hill Road           Berrien       MI       49103        Column
                                                                                  Springs

113                Albertson's-Shadow          250 South FM 270                 League City     TX       77573        Column
                   Shopping Center

114                Buckingham Townhomes        9930 Buckingham Road               Dallas        TX       75243        Column


115                South Hills Mobile Home     842 East Alosta Avenue            Glendora       CA       91740         CSFB
                   Estates

116                Lowe's Food Store           2900 Wake Forest Road              Raleigh       NC       27609        Column


117                Maple Court Apartments      4809-4815 122nd Street SW         Lakewood       WA       98499          NW

119                3115 Long Beach Road        3115 Long Beach Road              Oceanside      NY       11572        Column


120                College Street Shopping     3695-3779 College Street          Beaumont       TX       77701        Column
                   Center

121                679 Ninth Avenue            679 Ninth Avenue                  New York       NY       10019          NW

123                2 Claire Road               2 Claire Road                       East         NJ       08816        Column
                                                                                 Brunswick

125                Alta Drive Apartments       355-375 Alta Drive                Grayslake      IL       60030        Column


126                Powers Rentals Apartments   1237-1251 Parkway Place          Clarksville     TN       37040        Column


127                Fairfield Apartments        343, 353 and 363 Kenrick Lane    Front Royal     VA       22630          NW

128                Wade Office Building        12950 Country Parkway            San Antonio     TX       78216        Column


129                361 Broadway                361 Broadway                       Chelsea       MA       02150          NW

130                Wynmawr Court Apartments    5001-5019 Gainor Road           Philadelphia     PA       19131        Column


131                Gleneagles Apartments       125 Cleveland Avenue             Cocoa Beach     FL       32931          NW

132                Toni-Lynn Apartments        499 W. Progress Ave               Littleton      CO       80120          NW

133                Barcelona West Mobile       4141 Barcelona Road SW           Albuquerque     NM       87121          NW
                   Home Park

134                Roselle Apartments          248-252 East 1st Avenue            Roselle       NJ       07203          NW

                                                                           INITIAL
         MORTGAGE                                                FEE/     INTEREST     ORIG        REM.        ORIG.
           LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO
 #        SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY
---     -----------     ----    -----------     -----------     -------   --------    ------      -----      ---------
97        Column         1       $2,165,000      $2,160,341       Fee         0         360        357          120


99        Column         1       $2,050,000      $2,045,390       Fee         0         360        356          120


101       Column         1       $1,950,000      $1,945,449       Fee         0         360        356          120


103       Column         1       $1,800,000      $1,792,824       Fee         0         300        296          120


104       Column         1       $1,710,000      $1,704,274       Fee         0         300        297          120


106       Column         1       $1,690,000      $1,686,762       Fee         0         300        298          120


107       Column         2       $1,090,000      $1,052,834       Fee         0         300        269          120

108       Column         2        $575,000        $555,394        Fee         0         300        269          120

110       Column         2       $1,579,000      $1,550,693       Fee         0         300        279          120

111       Column         1       $1,536,000      $1,530,856       Fee         0         300        297          120


112       Column         1       $1,500,000      $1,496,772       Fee         0         360        357          120


113       Column         1       $1,500,000      $1,495,171       Fee         0         360        354          120


114       Column         1       $1,475,000      $1,468,926       Fee         0         300        296          120


115       Column         1       $1,450,000      $1,445,436       Fee         0         360        355          120


116       Column         1       $1,450,000      $1,439,467    Leasehold      0         204        201          120


117       Column         2       $1,403,000      $1,386,097       Fee         0         360        337          120

119       Column         1       $1,275,000      $1,272,713       Fee         0         360        357          120


120       Column         1       $1,275,000      $1,271,298       Fee         0         300        297          120


121       Column         2       $1,300,000      $1,266,848       Fee         0         300        274          120

123       Column         1       $1,200,000      $1,196,949       Fee         0         360        356          120


125       Column         1       $1,175,000      $1,172,118       Fee         0         360        356          60


126       Column         1       $1,165,000      $1,159,037       Fee         0         240        237          120


127       Column         2       $1,141,000      $1,130,605       Fee         0         360        338          120

128       Column         1       $1,120,000      $1,117,274       Fee         0         360        356          120


129       Column         2       $1,113,000      $1,088,217       Fee         0         300        273          120

130       Column         1       $1,040,000      $1,036,517       Fee         0         300        297          120


131       Column         2       $1,020,000      $1,005,720       Fee         0         360        337          120

132       Column         2        $999,900        $982,708        Fee         0         360        331          84

133       Column         2       $1,014,000       $952,838        Fee         0         240        204          120


134       Column         2        $950,000        $932,623        Fee         0         300        279          120

                                     INTEREST                                                                              SERVICING
           REM.                    CALCULATION                     FIRST                                                      AND
         TERM TO      INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE       TRUSTEE
 #       MATURITY       RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION         FEES
---      --------     --------     ------------     -------      ----------     -----------     -------   ------------     --------
97         117         7.2500%      Actual/360      14,769       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            87_0%/6

99         116         8.0200%      Actual/360      15,071       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            86_0%/6

101        116         7.8800%      Actual/360      14,146       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            86_0%/6

103        116         7.7500%      Actual/360      13,596       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            86_0%/6

104        117         7.3000%      Actual/360      12,415       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            87_0%/6

106        118         7.9200%      Actual/360      12,954       11/11/2001         N/A          Yes      Lock/26_Def/      0.0525%
                                                                                                            88_0%/6

107         89         8.3750%        30/360         8,685       06/01/1999         N/A          No           N/A           0.3725%

108         89         8.3750%        30/360         4,582       06/01/1999         N/A          No           N/A           0.3725%

110         99         9.7500%        30/360        14,071       04/01/2000         N/A          No           N/A           0.3725%

111        117         7.3000%      Actual/360      11,152       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            87_0%/6

112        117         7.2500%      Actual/360      10,233       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            87_0%/6

113        114         8.2200%      Actual/360      11,237       07/11/2001         N/A          Yes      Lock/30_Def/      0.0525%
                                                                                                            84_0%/6

114        116         7.5800%      Actual/360      10,977       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            86_0%/6

115        115         7.4700%      Actual/360      10,109       08/11/2001         N/A          Yes      Lock/29_Def/      0.0525%
                                                                                                            85_0%/6

116        117         7.3500%      Actual/360      12,469       10/11/2001      09/11/2011      Yes      Lock/27_Def/      0.0525%
                                                                                                            90_0%/3

117         97         9.6250%        30/360        11,925       02/01/2000         N/A          No           N/A           0.3725%

119        117         8.0200%      Actual/360       9,373       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            87_0%/6

120        117         8.0900%      Actual/360       9,917       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            87_0%/6

121         94         9.0000%        30/360        10,910       11/01/1999         N/A          No           N/A           0.3725%

123        116         7.5500%      Actual/360       8,432       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            86_0%/6

125         56         7.6900%      Actual/360       8,369       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            26_0%/6

126        117         7.6800%      Actual/360       9,514       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            87_0%/6

127         98        10.7500%        30/360        10,651       03/01/2000         N/A          No           N/A           0.3725%

128        116         7.7200%      Actual/360       8,001       09/11/2001         N/A          Yes      Lock/28_Def/      0.0525%
                                                                                                            89_0%/3

129         93        10.1250%        30/360        10,212       10/01/1999         N/A          No           N/A           0.3725%

130        117         7.3000%      Actual/360       7,551       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                            87_0%/6

131         97         8.8750%        30/360         8,116       02/01/2000         N/A          No           N/A           0.3725%

132         55         9.1250%        30/360         8,136       08/01/1999         N/A          No           N/A           0.3725%

133         84         9.1900%        30/360         9,248       01/01/1999         N/A          No           N/A           0.3725%


134         99         9.6250%        30/360         8,383       04/01/2000         N/A          No           N/A           0.3725%



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                    ADDRESS                  CITY        STATE      CODE      ORIGINATOR
---     -------    -------------------------   ------------------------         ----------     -----     ------     ---------
135                Laurel Garden Apartments    333 North Ash Street               Casper        WY       82601          NW

136                Green Valley Mobile Home    9660 4th Street NW               Albuquerque     NM       87114          NW
                   Park

137                Cathedral Park Apartments   8820 Ivanhoe St./ 8833 N          Portland       OR       97718          NW
                                               Sycamore St.

138                Glen Oaks Apartments        1432 Parkway Drive                Melbourne      FL       32935          NW

139      ( D )     5427 Romaine Street         5427 Romaine Street              Los Angeles     CA       90038          NW

140      ( D )     501 N. Kenmore & 4529       501 N. Kenmore Ave & 4529        Los Angeles     CA       90004          NW
                   Rosewood                    Rosewood Avenue

141                1510 S. St. Andrews Pl.     1414, 1510, 1522, 1541, 1823     Los Angeles     CA       90019          NW
                                               S. St. Andrews Pl., 1546 S.
                                               Wilton Pl., and 220 6th Ave.

142                1014-1018 N. Charles        1014-1018 N. Charles Street       Baltimore      MD       21201          NW
                   Street

143                Oliver Hall Apartments      6100 McCallum Street            Philadelphia     PA       19144        Column


144                Maryland Court Apartments   8000 - 8012 South Maryland         Chicago       IL       60619        Column
                                               Avenue

145                1914-1926 Summer Breeze     1914, 1916, 1918, 1920, 1922,      Mission       TX       78572          NW
                                               1924 and 1926 Summer Breeze

146                159-163 Marshall Street     159-163 Marshall St                Syracus       NY       13202          NW

147                3423-3425 Bergenline        3423-3425 Bergenline Avenue      Union City      NJ       07087          NW
                   Avenue

148                30 Amherst, 1 &1 1/2        30 Amherst, 1 &1 1/2 Oxford        Pueblo        CO       81005          NW
                   Oxford

149                Greystone Apartments        811 N. Main Street              Independence     OR       97351          NW

150                The Spincycle Shopping      8017 Old Spanish Trail             Houston       TX       77054          NW
                   Center

151                241 South Arlington Avenue  241 South Arlington Avenue       East Orange     NJ       07019          NW

152                516-520 West 188th Street   516-520 W. 188th St               New York       NY       10040          NW

153                Dawn Lynn Apartments        3600 S. Fox St.                   Englewood      CO       80110          NW

154                2923-2961 Ferncreek &       2923-2961 Ferncreek Ave &          Orlando       FL       32806          NW
                   2930-2971 Martin            2930-2971 Martin St.

155                Whitehill Apartments        11333 Whittier                     Detroit       MI       48224          NW

156                6807 North 45th Avenue      6807 North 45th Avenue            Glendale       AZ       85301          NW

157                120-126 Market St. &        120-126 Market St. & 14-24        Paterson       NJ       07505          NW
                   14-24 Hamilton St.          Hamilton St.

158                1276 Military Road          1276 Military Road                Tonawanda      NY       14217          NW

159                3021 North 39th Street      3021 North 39th Street             Phoenix       AZ       85018          NW

160                18 Burney Street            18 Burney Street                   Boston        MA       02120          NW

161                Eastgate Garden Apartments  424 S. Chestnut Ave. and 423       Fresno        CA       93702          NW
                                               and 441 S. Dearing Ave.

162                Kym's Court Apartment       1400 South Casino Center          Las Vegas      NV       89104          NW
                   Complex                     Boulevard

163                1210 So. Nevada Street      1210 So. Nevada Street            Oceanside      CA       92054          NW

164                Country Time Mobile Home    22591 Ford Road                    Porter        TX       77365          NW
                   Park

                                                                          INITIAL
        MORTGAGE                                                FEE/     INTEREST     ORIG        REM.        ORIG.         REM.
          LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #       SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---    -----------     ----    -----------     -----------     -------   --------    ------      -----      ---------     --------
135      Column         2        $955,460        $930,178        Fee         0         360        323          120           83

136      Column         2        $962,500        $906,057        Fee         0         240        204          120           84


137      Column         2        $900,000        $874,189        Fee         0         360        321          120           81


138      Column         2        $880,000        $867,372        Fee         0         360        337          120           97

139      Column         2        $584,000        $564,798        Fee         0         300        270          120           90

140      Column         2        $306,000        $299,677        Fee         0         360        330          120           90


141      Column         2        $879,284        $854,503        Fee         0         360        321          120           81



142      Column         2        $875,000        $852,169        Fee         0         360        321          120           81


143      Column         1        $840,000        $837,187        Fee         0         300        297          120          117


144      Column         1        $825,000        $821,355        Fee         0         300        295          120          115


145      Column         2        $840,000        $821,335        Fee         0         360        324          120           84


146      Column         2        $718,000        $704,728        Fee         0         300        278          120           98

147      Column         2        $700,000        $683,325        Fee         0         300        276          120           96


148      Column         2        $680,000        $630,813        Fee         0         240        205          120           85


149      Column         2        $644,000        $630,700        Fee         0         360        328          120           88

150      Column         2        $632,500        $613,098        Fee         0         300        270          120           90


151      Column         2        $595,000        $584,517        Fee         0         360        329          120           89

152      Column         2        $600,000        $580,827        Fee         0         240        219          120           99

153      Column         2        $596,000        $561,993        Fee         0         240        208          84            52

154      Column         2        $545,000        $531,247        Fee         0         360        323          120           83


155      Column         2        $540,000        $523,307        Fee         0         300        268          120           88

156      Column         2        $525,000        $512,561        Fee         0         360        325          120           85

157      Column         2        $500,000        $478,941        Fee         0         240        209          120           89


158      Column         2        $485,000        $475,959        Fee         0         300        277          120           97

159      Column         2        $489,750        $475,032        Fee         0         360        321          120           81

160      Column         2        $450,000        $440,542        Fee         0         300        277          120           97

161      Column         2        $430,000        $422,197        Fee         0         360        329          120           89


162      Column         2        $426,000        $419,412        Fee         0         360        332          120           92


163      Column         2        $428,000        $418,995        Fee         0         360        329          120           89

164      Column         2        $425,000        $416,886        Fee         0         360        325          120           85


                         INTEREST                                                                              SERVICING
                       CALCULATION                     FIRST                                                      AND
          INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE       TRUSTEE
 #          RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION         FEES
---       --------     ------------     -------      ----------     -----------     -------   ------------     ----------
135        8.3100%        30/360         7,218       12/01/1998         N/A          No           N/A           0.3725%

136        9.4400%        30/360         8,934       01/01/1999         N/A          No           N/A           0.3725%


137        8.2000%        30/360         6,730       10/01/1998         N/A          No           N/A           0.3725%


138        8.7500%        30/360         6,923       02/01/2000         N/A          No           N/A           0.3725%

139        8.3750%        30/360         4,653       07/01/1999         N/A          No           N/A           0.3725%

140        8.3750%        30/360         2,326       07/01/1999         N/A          No           N/A           0.3725%


141        8.3500%        30/360         6,668       10/01/1998         N/A          No           N/A           0.3725%



142        8.7000%        30/360         6,852       10/01/1998         N/A          No           N/A           0.3725%


143        7.3000%      Actual/360       6,099       10/11/2001         N/A          Yes      Lock/27_Def/      0.0525%
                                                                                                87_0%/6

144        8.2500%      Actual/360       6,505       08/11/2001         N/A          Yes      Lock/29_Def/      0.0525%
                                                                                                85_0%/6

145        9.0600%        30/360         6,795       01/01/1999         N/A          No           N/A           0.3725%


146        9.8750%        30/360         6,461       03/01/2000         N/A          No           N/A           0.3725%

147        8.8750%        30/360         5,815       01/01/2000         N/A          No           N/A           0.3725%


148        7.2500%        30/360         5,375       02/01/1999         N/A          No           N/A           0.3725%


149        8.7500%        30/360         5,066       05/01/1999         N/A          No           N/A           0.3725%

150        8.8300%        30/360         5,234       07/01/1999         N/A          No           N/A           0.3725%


151        9.3800%        30/360         4,951       06/01/1999         N/A          No           N/A           0.3725%

152        9.5000%        30/360         5,593       04/01/2000         N/A          No           N/A           0.3725%

153        8.5000%        30/360         5,172       05/01/1999         N/A          No           N/A           0.3725%

154        8.5600%        30/360         4,214       12/01/1998         N/A          No           N/A           0.3725%


155        9.2500%        30/360         4,624       05/01/1999         N/A          No           N/A           0.3725%

156        8.5600%        30/360         4,059       02/01/1999         N/A          No           N/A           0.3725%

157       10.5000%        30/360         4,992       06/01/1999         N/A          No           N/A           0.3725%


158       10.1250%        30/360         4,450       02/01/2000         N/A          No           N/A           0.3725%

159        7.9500%        30/360         3,577       10/01/1998         N/A          No           N/A           0.3725%

160        9.3750%        30/360         3,893       02/01/2000         N/A          No           N/A           0.3725%

161        9.2300%        30/360         3,531       06/01/1999         N/A          No           N/A           0.3725%


162        9.4630%        30/360         3,571       09/01/1999         N/A          No           N/A           0.3725%


163        8.4700%        30/360         3,282       06/01/1999         N/A          No           N/A           0.3725%

164        9.5800%        30/360         3,598       02/01/1999         N/A          No           N/A           0.3725%



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                    ADDRESS                  CITY        STATE      CODE      ORIGINATOR
---     -------    -------------------------   ------------------------         ----------     -----     ------     ---------
165                111 South Ave. 63           111 South Ave. 63                Los Angeles     CA       90042          NW

166                Riley Court                 307 West Tague                   Greenfield      IN       46140          NW

167                Home Video                  3522 Satellite Boulevard           Atlanta       GA       30136          NW

168                Casa Linda Apartments       502 S. 1st Ave                      Yuma         AZ       85364          NW

169                Schuerman Law Firm          507 N. Walnut Street             Batesville      IN       47006          NW

170                9 Main Street               9 Main Street                      Chester       NJ       07930          NW

171                The Elmira Apartments       2846 Federal Boulevard             Denver        CO       80211          NW

172                2966 Wilshire Boulevard     2966 Wilshire Boulevard          Los Angeles     CA       90010          NW

173                392 Montague Road           392 Montague Road                Sunderland      MA       01375          NW

174                110-13 55th Avenue          110-13 55th Avenue                 Corona        NY       11368          NW

175                2747 Newell Street          2747 Newell Street               Los Angeles     CA       90255          NW

176                The Greenbriar Apartments   22280 Euclid Avenue                Euclid        OH       44117          NW

177                16021 S. Denker Avenue      16021 S. Denker Avenue             Gardena       CA       90247          NW

178                1240 S. Norton Avenue       1240 S. Norton Avenue            Los Angeles     CA       90020          NW

179                914 N. Charles Street/913   914 N Charles Street/913          Baltimore      MD       21201          NW
                   Morton Street               Morton Street                       City

180                Castle Raphael Apartments   1411-1415 Vine Street              Denver        CO       80206          NW

181                4151 3rd Avenue             4151 3rd Avenue                  Los Angeles     CA       90008          NW

182                1352 N. Las Palmas Avenue   1352 N. Las Palmas Avenue        Los Angeles     CA       90028          NW

183                3781 Martin Luther King     3781 Martin Luther King Jr.        Atlanta       GA       30331          NW
                   Jr. Drive                   Drive

184                1228 Jefferson Avenue       1228 Jefferson Avenue              Clovis        CA       93612          NW

185                517 S. Rampart Boulevard    517 S. Rampart Boulevard         Los Angeles     CA       90057          NW

186                514-522 Snelling N. /       514-522 Snelling Avenue N. /      St. Paul       MN       55104          NW
                   1567-1571 Sherburne         1567-1571 Sherburne Avenue

187                The Hillside Apartments     22650 Euclid Avenue                Euclid        OH       44117          NW

188                461 Venus Avenue            461 Venus Avenue                 Juno Beach      FL       33408          NW

189                1650 Boston Street          1650 Boston Street                 Aurora        CO       80010          NW

190                217 Van Brunt St            217 Van Brunt St                  Brooklyn       NY       11231          NW

191                126 Bowden Street           126 Bowden Street                  Lowell        MA       01852          NW

192                Field Street Townhouses     436-450 Field Street               Sparks        NV       89431          NW

193                769 Tremont Street          769 Tremont Street                 Boston        MA       02116          NW

194                594-596 West Side Avenue    594-596 West Side Avenue         Jersey City     NJ       07304          NW

195                5850 Stockton Boulevard     5850 Stockton Boulevard          Sacramento      CA       95824          NW

196                613 S. Prairie Avenue       613 S. Prairie Avenue             Inglewood      CA       90301          NW

197                5421-5431 Cypress Road      5421-5431 Cypress Road             Oxnard        CA       93033          NW

198                Davis Apartments            65 South 400 West                  Payson        UT       84651          NW

199                52, 62 & 72 North           52, 62 & 72 North Wisconsin      Porterville     CA       93257          NW
                   Wisconsin Street            Street

                                                                         INITIAL
        MORTGAGE                                                FEE/     INTEREST     ORIG        REM.        ORIG.         REM.
          LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #       SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---    -----------     ----    -----------     -----------     -------   --------    ------      -----      ---------     --------
165      Column         2        $427,000        $416,883        Fee         0         360        325          120           85

166      Column         2        $430,000        $414,567        Fee         0         300        265          120           85

167      Column         2        $425,000        $412,842        Fee         0         300        268          120           88

168      Column         2        $422,000        $411,489        Fee         0         300        275          120           95

169      Column         2        $418,000        $411,365        Fee         0         300        279          120           99

170      Column         2        $400,000        $393,041        Fee         0         300        278          120           98

171      Column         2        $390,000        $380,045        Fee         0         360        323          120           83

172      Column         2        $383,000        $372,803        Fee         0         300        271          120           91

173      Column         2        $380,500        $371,192        Fee         0         360        324          120           84

174      Column         2        $376,000        $370,271        Fee         0         360        334          120           94

175      Column         2        $378,000        $369,044        Fee         0         360        325          120           85

176      Column         2        $375,000        $355,262        Fee         0         300        258          121           79

177      Column         2        $360,000        $349,675        Fee         0         360        321          120           81

178      Column         2        $350,000        $342,498        Fee         0         360        325          120           85

179      Column         2        $350,000        $342,096        Fee         0         360        325          120           85


180      Column         2        $350,000        $340,292        Fee         0         360        323          120           83

181      Column         2        $326,000        $319,428        Fee         0         360        324          120           84

182      Column         2        $325,000        $318,259        Fee         0         360        326          120           86

183      Column         2        $315,000        $309,236        Fee         0         360        328          120           88


184      Column         2        $315,000        $307,866        Fee         0         360        326          120           86

185      Column         2        $310,000        $303,290        Fee         0         360        325          84            49

186      Column         2        $307,000        $300,240        Fee         0         300        276          120           96


187      Column         2        $307,500        $291,314        Fee         0         300        258          121           79

188      Column         2        $297,500        $291,123        Fee         0         360        325          120           85

189      Column         2        $292,000        $278,097        Fee         0         240        211          120           91

190      Column         2        $284,000        $277,989        Fee         0         300        276          120           96

191      Column         2        $277,500        $273,154        Fee         0         360        332          120           92

192      Column         2        $281,000        $272,917        Fee         0         300        272          120           92

193      Column         2        $283,500        $269,870        Fee         0         300        258          120           78

194      Column         2        $267,000        $264,019        Fee         0         360        337          120           97

195      Column         2        $266,000        $259,195        Fee         0         300        272          120           92

196      Column         2        $262,500        $256,873        Fee         0         360        325          120           85

197      Column         2        $259,000        $254,551        Fee         0         360        331          120           91

198      Column         2        $259,000        $254,016        Fee         0         300        278          120           98

199      Column         2        $254,000        $249,409        Fee         0         360        329          120           89


                          INTEREST                                                                              SERVICING
                         CALCULATION                     FIRST                                                      AND
            INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE       TRUSTEE
 #            RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION         FEES
---         --------     ------------     -------      ----------     -----------     -------   ------------     ----------
165          8.5600%        30/360         3,301       02/01/1999         N/A          No           N/A           0.3725%

166          8.8300%        30/360         3,559       02/01/1999         N/A          No           N/A           0.3725%

167          9.7500%        30/360         3,787       05/01/1999         N/A          No           N/A           0.3725%

168          8.8750%        30/360         3,505       12/01/1999         N/A          No           N/A           0.3725%

169         10.5000%        30/360         3,947       04/01/2000         N/A          No           N/A           0.3725%

170         10.2500%        30/360         3,706       03/01/2000         N/A          No           N/A           0.3725%

171          8.5000%        30/360         2,999       12/01/1998         N/A          No           N/A           0.3725%

172          9.5000%        30/360         3,346       08/01/1999         N/A          No           N/A           0.3725%

173          8.5600%        30/360         2,942       01/01/1999         N/A          No           N/A           0.3725%

174          9.1250%        30/360         3,059       11/01/1999         N/A          No           N/A           0.3725%

175          8.5600%        30/360         2,923       02/01/1999         N/A          No           N/A           0.3725%

176          7.7500%        30/360         2,832       07/01/1998         N/A          No           N/A           0.3725%

177          8.2000%        30/360         2,692       10/01/1998         N/A          No           N/A           0.3725%

178          9.0800%        30/360         2,836       02/01/1999         N/A          No           N/A           0.3725%

179          8.8100%        30/360         2,768       02/01/1999         N/A          No           N/A           0.3725%


180          8.0600%        30/360         2,583       12/01/1998         N/A          No           N/A           0.3725%

181          9.5600%        30/360         2,755       01/01/1999         N/A          No           N/A           0.3725%

182          9.0800%        30/360         2,634       03/01/1999         N/A          No           N/A           0.3725%

183          9.3700%        30/360         2,619       05/01/1999         N/A          No           N/A           0.3725%


184          8.6250%        30/360         2,450       03/01/1999         N/A          No           N/A           0.3725%

185          9.0300%        30/360         2,501       02/01/1999         N/A          No           N/A           0.3725%

186          9.3750%        30/360         2,656       01/01/2000         N/A          No           N/A           0.3725%


187          7.7500%        30/360         2,323       07/01/1998         N/A          No           N/A           0.3725%

188          9.0800%        30/360         2,411       02/01/1999         N/A          No           N/A           0.3725%

189          9.1250%        30/360         2,651       08/01/1999         N/A          No           N/A           0.3725%

190          9.6250%        30/360         2,506       01/01/2000         N/A          No           N/A           0.3725%

191          9.4000%        30/360         2,313       09/01/1999         N/A          No           N/A           0.3725%

192          8.7500%        30/360         2,310       09/01/1999         N/A          No           N/A           0.3725%

193          8.3750%        30/360         2,259       07/01/1998         N/A          No           N/A           0.3725%

194         10.0000%        30/360         2,343       02/01/2000         N/A          No           N/A           0.3725%

195          9.8750%        30/360         2,394       09/01/1999         N/A          No           N/A           0.3725%

196          9.0800%        30/360         2,127       02/01/1999         N/A          No           N/A           0.3725%

197          9.1300%        30/360         2,108       08/01/1999         N/A          No           N/A           0.3725%

198          9.6250%        30/360         2,285       03/01/2000         N/A          No           N/A           0.3725%

199          9.2500%        30/360         2,090       06/01/1999         N/A          No           N/A           0.3725%




                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                    ADDRESS                  CITY        STATE      CODE      ORIGINATOR
---     -------    -------------------------   ------------------------         ----------     -----     ------     ---------
200                226 East De La Guerra       226 East De La Guerra Street    Santa Barbara    CA       93101          NW
                   Street

201                2040 62nd Street            2040 62nd Street                  Brooklyn       NY       11204          NW

202                3425 So. A Street           3425 So. A Street                  Ventura       CA       93030          NW

203                149 High Street             149 High street                  Somersworth     NH       03878          NW

204                11055-11071 SE Bush Street  11055-11071 SE Bush Street        Portland       OR       97266          NW

205                Columbus Way Apartments     5820 Columbus Way                  Wasilla       AK       99654          NW

206                4213-15 Church Avenue       4213-15 Church Avenue             Brooklyn       NY       11203          NW

207                2440 Athens Avenue          2440 Athens Avenue                 Redding       CA       96001          NW

208                110-112 Thornton Street     110-112 Thornton Street            Revere        MA       02151          NW

209                574 Central Avenue          574 Central Avenue                 Albany        NY       12206          NW

210                1020 W. 13th Street         1020 W. 13th Street               San Pedro      CA       90731          NW

211                1045 S. Alma Street         1045 S. Alma Street                  Los         CA       90731          NW
                                                                                Angeles(San
                                                                                  Pedro)

212                9526-9530 1/2 Park Street   9526-9530 1/2 Park Street        Bellflower      CA       90706          NW

213                251-255 A Street            251-255 A Street                   Hayward       CA       94541          NW

214                3984-86 Pennsylvania        3984-86 Pennsylvania Avenue,     Washington      DC       20020          NW
                   Avenue, S.E.                S.E.

215                27-39 West Montauk Highway  27-39 West Montauk Highway       Lindenhurst     NY       11721          NW

216                430 South Stanislaus        430 South Stanislaus Street       Stockton       CA       95203          NW
                   Street

217                Brighton Center             6655-6675 Brighton Boulevard    Commerce City    CO       80022          NW

218                5527 Barton Avenue          5527 Barton Avenue               Los Angeles     CA       90038          NW

219                11400 Dodson Street         11400 Dodson Street               El Monte       CA       91732          NW

220                725-729 Warren Street       725-729 Warren Street              Hudson        NY       12534          NW

221                3200 Traders Way            3200 Traders Way                 Winnemucca      NV       89445          NW

222                2892 W. 11th Street         2892 W. 11th Street              Los Angeles     CA       90006          NW

223                5 Grove Street              5 Grove Street                    Hopkinton      MA       01748          NW

224                1752 Rumrill Boulevard      1752 Rumrill Boulevard            San Pablo      CA       94806          NW

225                1034 East Laurel Drive      1034 East Laurel Drive             Salinas       CA       93905          NW

226                1615 East Appleton Street   1615 East Appleton Street        Long Beach      CA       90802          NW

227                727 Olive Avenue            727 Olive Avenue                 Long Beach      CA       90813          NW

228                Genoa Restaurant            2832 SE Belmont Street            Portland       OR       97214          NW

229                6124 Pembroke Road          6124 Pembroke Road                 Miramar       FL       33023          NW

230                3620 West 159th St./15901   3620 West 159th St./15901         Cleveland      OH       44111          NW
                   West Park                   West Park

231                3140 Pleasant Avenue South  3140 Pleasant Avenue South       Minneapolis     MN       55408          NW

232                6600 Lincoln Place          6600 Lincoln Place              West New York    NJ       07093          NW

233                837-901 E. Turney Avenue    837-901 E. Turney Avenue           Phoenix       AZ       85014          NW

                                                                           INITIAL
         MORTGAGE                                                FEE/     INTEREST     ORIG        REM.        ORIG.         REM.
           LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #        SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---     -----------     ----    -----------     -----------     -------   --------    ------      -----      ---------     --------
200       Column         2        $250,000        $244,326        Fee         0         360        324          120           84


201       Column         2        $250,000        $234,620        Fee         0         180        157          180          157

202       Column         2        $239,500        $232,947        Fee         0         360        321          121           82

203       Column         2        $235,000        $229,927        Fee         0         300        276          120           96

204       Column         2        $234,000        $228,633        Fee         0         360        326          120           86

205       Column         2        $237,000        $223,575        Fee         0         240        209          120           89

206       Column         2        $221,000        $216,467        Fee         0         300        274          120           94

207       Column         2        $220,000        $214,501        Fee         0         360        323          120           83

208       Column         2        $220,000        $213,294        Fee         0         300        271          120           91

209       Column         2        $221,000        $212,070        Fee         0         240        215          120           95

210       Column         2        $211,500        $206,860        Fee         0         360        325          120           85

211       Column         2        $207,000        $202,459        Fee         0         360        325          120           85



212       Column         2        $201,500        $197,164        Fee         0         360        325          120           85

213       Column         2        $240,000        $193,296        Fee         0         120         86          120           86

214       Column         2        $195,000        $190,285        Fee         0         360        321          120           81


215       Column         2        $200,000        $187,238        Fee         0         180        156          180          156

216       Column         2        $188,000        $183,810        Fee         0         360        324          120           84


217       Column         2        $186,000        $179,780        Fee         0         360        325          120           85

218       Column         2        $182,250        $178,869        Fee         0         360        330          120           90

219       Column         2        $180,000        $176,771        Fee         0         360        328          120           88

220       Column         2        $171,000        $167,812        Fee         0         300        277          120           97

221       Column         2        $169,000        $165,654        Fee         0         300        277          120           97

222       Column         2        $168,750        $165,417        Fee         0         360        326          120           86

223       Column         2        $168,000        $163,632        Fee         0         300        274          120           94

224       Column         2        $168,000        $163,524        Fee         0         360        323          120           83

225       Column         2        $162,500        $158,993        Fee         0         360        326          120           86

226       Column         2        $158,270        $154,753        Fee         0         360        324          120           84

227       Column         2        $150,000        $146,412        Fee         0         360        324          120           84

228       Column         2        $150,000        $144,747        Fee         0         300        264          120           84

229       Column         2        $140,000        $136,517        Fee         0         360        321          120           81

230       Column         2        $132,200        $129,616        Fee         0         360        325          120           85


231       Column         2        $117,000        $114,305        Fee         0         300        275          120           95

232       Column         2        $114,000        $111,726        Fee         0         360        326          120           86

233       Column         2        $112,500        $109,568        Fee         0         360        322          120           82

                         INTEREST                                                                              SERVICING
                       CALCULATION                     FIRST                                                      AND
          INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE       TRUSTEE
 #          RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION         FEES
---       --------     ------------     -------      ----------     -----------     -------   ------------     ----------
200        8.9500%        30/360         2,003       01/01/1999         N/A          No           N/A           0.3725%


201        9.8750%        30/360         2,667       02/01/2000         N/A          No           N/A           0.3725%

202        8.4500%        30/360         1,833       10/01/1998         N/A          No           N/A           0.3725%

203        9.5000%        30/360         2,053       01/01/2000         N/A          No           N/A           0.3725%

204        8.5600%        30/360         1,809       03/01/1999         N/A          No           N/A           0.3725%

205        8.2500%        30/360         2,019       06/01/1999         N/A          No           N/A           0.3725%

206       10.3750%        30/360         2,067       11/01/1999         N/A          No           N/A           0.3725%

207        8.6100%        30/360         1,709       12/01/1998         N/A          No           N/A           0.3725%

208        8.6250%        30/360         1,790       08/01/1999         N/A          No           N/A           0.3725%

209        9.1250%        30/360         2,006       12/01/1999         N/A          No           N/A           0.3725%

210        8.9600%        30/360         1,696       02/01/1999         N/A          No           N/A           0.3725%

211        8.9600%        30/360         1,660       02/01/1999         N/A          No           N/A           0.3725%



212        9.0600%        30/360         1,630       02/01/1999         N/A          No           N/A           0.3725%

213        9.5600%        30/360         3,113       03/01/1999         N/A          No           N/A           0.3725%

214        9.2500%        30/360         1,604       10/01/1998         N/A          No           N/A           0.3725%


215       10.0000%        30/360         2,149       01/01/2000         N/A          No           N/A           0.3725%

216        9.1850%        30/360         1,538       01/01/1999         N/A          No           N/A           0.3725%


217        9.5600%        30/360         1,572       02/01/1999         N/A          No           N/A           0.3725%

218        8.9300%        30/360         1,457       07/01/1999         N/A          No           N/A           0.3725%

219        9.4700%        30/360         1,510       05/01/1999         N/A          No           N/A           0.3725%

220       10.1250%        30/360         1,569       02/01/2000         N/A          No           N/A           0.3725%

221        9.7500%        30/360         1,506       02/01/2000         N/A          No           N/A           0.3725%

222        9.3300%        30/360         1,398       03/01/1999         N/A          No           N/A           0.3725%

223        8.8750%        30/360         1,396       11/01/1999         N/A          No           N/A           0.3725%

224        9.0600%        30/360         1,359       12/01/1998         N/A          No           N/A           0.3725%

225        8.8750%        30/360         1,293       03/01/1999         N/A          No           N/A           0.3725%

226        9.0600%        30/360         1,280       01/01/1999         N/A          No           N/A           0.3725%

227        9.3100%        30/360         1,241       01/01/1999         N/A          No           N/A           0.3725%

228        9.3100%        30/360         1,291       01/01/1999         N/A          No           N/A           0.3725%

229        8.9500%        30/360         1,121       10/01/1998         N/A          No           N/A           0.3725%

230        9.5600%        30/360         1,117       02/01/1999         N/A          No           N/A           0.3725%


231        9.3750%        30/360         1,012       12/01/1999         N/A          No           N/A           0.3725%

232        9.2800%        30/360          940        03/01/1999         N/A          No           N/A           0.3725%

233        8.9500%        30/360          901        11/01/1998         N/A          No           N/A           0.3725%




                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                    ADDRESS                  CITY        STATE      CODE      ORIGINATOR
---     -------    -------------------------   ------------------------         ----------     -----     ------     ---------
234                457 W. 47th Street          457 W. 47th Street               Los Angeles     CA       90037          NW

235                4467 Lee Rd                 4467 Lee Rd                       Cleveland      OH       44128          NW

236                540 NE 149 St               541 NE 149 ST                     N. Miami       FL       33160          NW

237                201-207 Lawrence Street     201-207 Lawrence Street           Lawrence       MA       01841          NW

238                6806 S. St. Lawrence        6806 S. St. Lawrence               Chicago       IL       60637          NW

239                1545 NE 123rd Street        1545 NE 123rd Street             North Miami     FL       33161          NW

240                1100 E. 7th Street          1100 E. 7th Street               Long Beach      CA       90813          NW

                                                                           INITIAL
         MORTGAGE                                                FEE/     INTEREST     ORIG        REM.        ORIG.         REM.
           LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #        SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---     -----------     ----    -----------     -----------     -------   --------    ------      -----      ---------     --------
234       Column         2        $105,000        $103,026        Fee         0         360        325          120           85

235       Column         2        $105,000        $102,813        Fee         0         360        326          120           86

236       Column         2        $110,000        $102,763        Fee         0         180        156          180          156

237       Column         2        $104,000        $101,978        Fee         0         360        325          120           85

238       Column         2        $100,000        $97,300         Fee         0         360        321          60            21

239       Column         2        $94,500         $92,365         Fee         0         360        321          120           81

240       Column         2        $86,000         $84,237         Fee         0         360        325          120           85

                           INTEREST                                                                              SERVICING
                         CALCULATION                     FIRST                                                      AND
            INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE       TRUSTEE
 #            RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION         FEES
---         --------     ------------     -------      ----------     -----------     -------   ------------     ----------
234          9.7500%        30/360          902        02/01/1999         N/A          No           N/A           0.3725%

235          9.0600%        30/360          849        03/01/1999         N/A          No           N/A           0.3725%

236          9.6250%        30/360         1,157       01/01/2000         N/A          No           N/A           0.3725%

237          9.5800%        30/360          881        02/01/1999         N/A          No           N/A           0.3725%

238          8.5200%        30/360          770        10/01/1998         N/A          No           N/A           0.3725%

239          9.4500%        30/360          791        10/01/1998         N/A          No           N/A           0.3725%

240          9.3100%        30/360          711        02/01/1999         N/A          No           N/A           0.3725%

 Note:  Holiday Inn Ontario (loan # 33) is a hospitality property.


                                   EXHIBIT B-1

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER

     The Seller hereby represents and warrants that, as of the Closing Date:

          1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The execution and delivery by the Seller of, and the performance by the Seller under, this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the consummation by the Seller of the transactions herein contemplated, will not: (a) violate the Seller's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

          3. The Seller has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          4. The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

          5. Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          6. The Seller is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

          7. There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable



                                     B-1-1
     judgment, would be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

          8. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

          9. The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          10. The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

          11. The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

          12. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

          13. After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

          14. The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

          15. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

          16. In connection with its transfer of the Mortgage Loans to the Purchaser as contemplated herein, the Seller is receiving new value and consideration constituting at least reasonably equivalent value and fair consideration.



                                     B-1-2

                                   EXHIBIT B-2

          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

     The Purchaser hereby represents and warrants that, as of the Closing Date:

          1. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The execution and delivery by the Purchaser of, and the performance by the Purchaser under, this Agreement, and the consummation by the Purchaser of transactions herein contemplated, will not: (a) violate the Purchaser's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

          3. The Purchaser has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          4. Assuming due authorization, execution and delivery hereof by the Seller, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          5. The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

          6. There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser.

          7. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the



                                     B-2-1

     Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.



                                     B-2-2

                                   EXHIBIT C-1

    REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE NON NW-MORTGAGE LOANS


     For purposes of these representations and warranties, the phrases "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case: (i) after the Seller's having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily, as applicable, mortgage lenders, and in all events as required by the Seller's underwriting standards, at the time of the Seller's origination or acquisition of the particular Mortgage Loan; and (ii) subsequent to such origination, utilizing the servicing and monitoring practices customarily utilized by prudent commercial mortgage loan servicers with respect to securitizable commercial or multifamily, as applicable, mortgage loans. Also for purposes of these representations and warranties, the phrases "to the actual knowledge of the Seller" or "to the Seller's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking such action by, either of the Seller or any servicer acting on its behalf.

     The Seller hereby represents and warrants with respect to the Mortgage Loans that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, and subject to Section 18 of this Agreement:

     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (in accordance with the requirements of this Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Mortgage Loans in December 2001.

     2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to sell, transfer and assign each Mortgage Loan to, or at the direction of, the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances (except for certain servicing rights described on Schedule C-1-42 hereto or otherwise contemplated by this Agreement or the Pooling and Servicing Agreement). Subject to the completion of the names and addresses of the assignees and endorsees and any missing recording information in all instruments of transfer or assignment and endorsements and the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights described on Schedule C-1-42 hereto or otherwise contemplated by this Agreement or the Pooling and Servicing Agreement). The sale of the



                                     C-1-1

Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is genuine.

     3. Payment Record. No scheduled payment of principal and interest due under any Mortgage Loan on the Due Date in December 2001 or on any Due Date in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in December 2001 was 30 days or more delinquent, without giving effect to any applicable grace period.

     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and/or encumbrances (and there are no liens or encumbrances that are pari passu with the lien of such Mortgage), except as described on Schedule C-1-4 hereto and except for the following (collectively, the "Permitted Encumbrances"): (a) the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); (c) exceptions and exclusions specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group. With respect to each Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan. The related assignment of the Mortgage for each Mortgage Loan, executed and delivered in favor of the Trustee, is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

     5. Assignment of Leases. The Mortgage File contains an assignment of leases and rents (an "Assignment of Leases"), either as a separate instrument or incorporated into the related Mortgage, which establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein, except that a license may have been granted to the related Borrower to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases, including, without limitation, the right to operate the related leased property; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of



                                     C-1-2
the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee.

     6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property (nor any portion thereof that has a material value or is material to the use or operation of the related Mortgaged Property) has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part. Except as described on Schedule C-1-6 hereto, no alterations, waivers, modifications or assumptions of any kind have been given, made or consented to by or on behalf of the Seller since November 19, 2001. The Seller has not taken any affirmative action that would cause the representations and warranties of the related Borrower under the Mortgage Loan not to be true and correct in any material respect.

     7. Condition of Property; Condemnation. In the case of each Mortgage Loan, one or more engineering reports were prepared in connection with the origination of such Mortgage Loan by an independent third-party engineering firm, and except as set forth in such engineering report(s) or on Schedule C-1-7A, the related Mortgaged Property is, to the Seller's knowledge, in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance); provided that, if no engineer or architect physically visited the related Mortgaged Property in connection with preparing and delivering such engineering report, then the representation and warranty made in this sentence shall not be qualified by "to the Seller's knowledge". As of origination of such Mortgage Loan there was no proceeding pending, and subsequent to such date, the Seller has not received actual notice of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan, except as otherwise described on Schedule C-1-7A. If any of the engineering reports referred to above in this Paragraph 7 revealed any material damage or material deferred maintenance, then one of the following is true: (a) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (b) an escrow of funds is required or a letter of credit was obtained in an amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (c) the reasonable estimate of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than 2% of the value of the related Mortgaged Property as reflected in an appraisal conducted in connection with the origination of the subject Mortgage Loan. As of the date of the origination of each Mortgage Loan: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current principal use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except



                                     C-1-3
those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below.

     8. Title Insurance. The lien of each Mortgage securing a Mortgage Loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter) in the original principal amount of such Mortgage Loan after all advances of principal, insuring the originator of the related Mortgage Loan, its successors and assigns (as the sole insured) that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, the Seller has made no claims thereunder and, to the Seller's actual knowledge, no prior holder of the related Mortgage has made any claims thereunder and no claims have been paid thereunder. The Seller has not, and to the Seller's actual knowledge, no prior holder of the related Mortgage has, done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of the Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for any of the following circumstances, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) that the related Mortgaged Property has access to a public road, and (b) that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage. Such Title Policy contains no exclusion regarding the encroachment upon any material easements of any material permanent improvements located at the related Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or such Title Policy affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) against losses caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

     9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. If the related Mortgage Loan Documents include any requirements regarding (a) the completion of any on-site or off-site improvements and (b) the disbursement of any funds escrowed for such purpose, and if those requirements were to have been complied with on or before the Closing Date, then such requirements have been complied with in all material respects or such funds so escrowed have not been released except to the extent specifically provided by the related Mortgage Loan Documents.

     10. Mortgage Provisions. The Mortgage Note, Mortgage and Assignment of Leases for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions for commercial Mortgage Loans such



                                     C-1-4
as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The Mortgage Loan Documents for each Mortgage Loan, subject to applicable law, provide for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents if there is an event of default under such Mortgage Loan.

     11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either (i) been properly designated, has accepted such designation and currently so serves or (ii) may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except for such fees and expenses (all of which are the obligation of the related Borrower under the related Mortgage Loan Documents) as would be payable in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

     12. Environmental Conditions. Except in the case of the Mortgaged Properties identified on Schedule C-1-12A, (a) an environmental site assessment meeting the requirements of the American Society for Testing and Materials and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by a licensed (to the extent required by applicable state law) independent third-party environmental consulting firm with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and/or thereafter updated such that, except as set forth on Schedule C-1-12B, such Environmental Report is dated no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Purchaser, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true--(A) one or more parties not related to or including the related Borrower and collectively having financial resources reasonably estimated to be adequate to cure the subject violation in all material respects, were identified as the responsible party or parties for such condition or circumstance and such condition or circumstance does not materially impair the value of the Mortgaged Property, (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure the subject violation in all material respects, (C) if and to the extent that such condition or circumstances can, based upon the recommendation set forth in the subject Environmental Report, be remediated or otherwise appropriately addressed in all material respects through the implementation of an operations and maintenance plan, the related Borrower was required to obtain and maintain an operations and maintenance plan, (D) the related Borrower, or other responsible party, provided a "no further action" letter or other evidence reasonably acceptable to a reasonably prudent commercial mortgage lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (E) such conditions or circumstances were investigated further and based upon such additional investigation, an independent third-party environmental consultant recommended no further investigation or remediation, (F) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (G) there exists an escrow of funds reasonably estimated to be sufficient for



                                     C-1-5
purposes of effecting such remediation, (H) the related Mortgaged Property is identified on Schedule C-1-12D and insured under a policy of insurance subject to reasonable per occurrence and aggregate limits and a reasonable deductible, against certain losses arising from such circumstances and conditions or (I) a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation. To the Seller's actual knowledge, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to the Seller in connection with the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage Loan Documents for each Mortgage Loan require the related Borrower to comply in all material respects with all applicable federal, state and local environmental laws and regulations. The Seller has not taken any affirmative action which would cause the Mortgaged Property securing any Mortgage Loan not to be in compliance with all federal, state and local laws pertaining to environmental hazards. Each Borrower represents and warrants in the related Mortgage Loan documents generally to the effect that, except as set forth in certain specified environmental reports and to the Borrower's knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. Unless the related Mortgaged Property is identified on Schedule C-1-12D, the related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach.

     13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby. The Seller has no actual knowledge of any such rights, defenses or counterclaims having been asserted.



                                     C-1-6

     14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance policy included within the classification "All Risk of Physical Loss" insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). If, based solely on a flood zone certification or a survey of the related Mortgaged Property, any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, then a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties and seismic insurance to the extent any Mortgaged Property has a probable maximum loss of greater than twenty percent (20%) of the replacement value of the related improvements, calculated using methodology acceptable to a reasonably prudent commercial mortgage lender with respect to similar properties in same area or earthquake zone. If the Mortgaged Property for any Mortgage Loan is located in Florida or within 25 miles of the coast in Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina, then such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and
(ii) 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property. If any Mortgaged Property is, to the Seller's knowledge, a materially non-conforming use or structure under applicable zoning laws and ordinances, then, in the event of a material casualty or destruction, one or more of the following is true: (i) such Mortgaged Property may be restored or repaired to materially the same extent of the use or structure at the time of such casualty; (ii) such Mortgaged Property is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial mortgage lenders; or (iii) the amount of hazard insurance currently in place and required by the related Mortgage Loan Documents would generate proceeds sufficient to pay off the subject Mortgage Loan. Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's, Moody's or Fitch of not less



                                     C-1-7
than A-minus (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). With respect to each Mortgage Loan, the related Mortgage Loan Documents require that the related Borrower or a tenant of such Borrower maintain insurance as described above or permit the Mortgagee to require insurance as described above. Except under circumstances set forth in the related Mortgage Loan Documents that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage Loan Documents for each Mortgage Loan provide that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage Loan Documents may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). To the Seller's actual knowledge, all insurance policies described above are with an insurance carrier qualified to write insurance in the relevant jurisdiction and all insurance described above is in full force and effect.

     15. Taxes and Assessments. As of the date of origination of the subject Mortgage Loan or November 11, 2000, whichever is later, there were no (and, to the Seller's actual knowledge, as of the Closing Date, there are no) delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

     16. Borrower Bankruptcy. No Mortgaged Property securing a Mortgage Loan is the subject of, and no Borrower under a Mortgage Loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

     17. Local Law Compliance. To the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report, an endorsement to the related Title Policy, or (when such would be acceptable to a reasonably prudent commercial mortgage lender) a representation of the related Borrower at the time of origination of the subject Mortgage Loan, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located, the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan).

     18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in the subject real property (the "Fee Interest"), then, except as set forth on Schedule C-1-18:



                                     C-1-8

          (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage; to the extent required under such Ground Lease, the lessor under such Ground Lease has been sent notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

          (b) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances, and such Ground Lease provides that it shall remain superior to any mortgage or other lien upon the related Fee Interest;

          (c) The Borrower's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such Ground Lease has not been terminated and all defaults, if any, on the part of the related lessee have been cured;

          (d) Such Ground Lease is in full force and effect, and the Seller has not received, as of the Closing Date, actual notice that any material default has occurred under such Ground Lease;

          (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan. Furthermore, such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

          (f) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

          (g) Such Ground Lease has an original term (or an original term plus options exercisable by the holder of the related Mortgage) which extends not less than twenty (20) years beyond the end of the amortization term of such Mortgage Loan;

          (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

          (i) Under the terms of such Ground Lease and the related Mortgage Loan Documents, taken together, any casualty insurance proceeds, other than de minimis amounts for minor casualties, with respect to the leasehold interest will be applied either: (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the



                                     C-1-9
     right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon. Under the terms of such Ground Lease and the related Mortgage Loan Documents, taken together, any condemnation proceeds or awards in respect of a total or substantially total taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law) and subject to any rights to require the improvements to be rebuilt;

          (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the related Mortgaged Property is located at the time of the origination of such Mortgage Loan;

          (k) The lessor under such Ground Lease is not permitted to disturb the possession, interest or quiet enjoyment of the lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

          (l) Such Ground Lease provides that it may not be amended or modified without the prior consent of the mortgagee under such Mortgage Loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns.

     19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a), and the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8).

     20. Advancement of Funds. The Seller has not (nor, to the Seller's actual knowledge, has any prior holder of such Mortgage Loan) advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or a tenant at or the property manager of the related Mortgaged Property), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

     21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or, except as identified on Schedule C-1-21, provides for interest-only payments without principal amortization for more than six months or for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue, may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.



                                     C-1-10

Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to the Borrower under the Mortgage Loan or otherwise.

     22. Legal Proceedings. To the Seller's knowledge, as of origination of the Mortgage Loan, there were no, and to the Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the Borrower (or any guarantor to the extent a reasonably prudent commercial or multifamily, as applicable, mortgage lender would consider such guarantor material to the underwriting of such Mortgage Loan) under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan, the Borrower's ability to pay principal, interest or any other amounts due under such Mortgage Loan or the ability of any such guarantor to meet its obligations.

     23. Other Mortgage Liens. Except as otherwise set forth on Schedule C-1-23, none of the Mortgage Loans permits the related Mortgaged Property or any direct controlling equity interest in the related Borrower to be encumbered by any mortgage lien or, in the case of a direct controlling equity interest in the related Borrower, a lien to secure any other debt, without the prior written consent of the holder of the subject Mortgage Loan or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, as of origination of the subject Mortgage Loan, and to the Seller's actual knowledge, as of the Closing Date, except as otherwise set forth on Schedule C-1-23, and except for cases involving other Mortgage Loans, no Mortgaged Property securing the subject Mortgage Loan is encumbered by any other mortgage liens (other than Permitted Encumbrances) and no direct controlling equity interest in the related Borrower is encumbered by a lien to secure any other debt. The related Mortgage Loan Documents require the Borrower under each Mortgage Loan to pay all reasonable costs and expenses related to any required consent to an encumbrance, including reasonable legal fees and expenses and any applicable Rating Agency fees, or would permit the subject mortgagee to withhold such consent if such costs and expenses are not paid by a party other than such mortgagee.

     24. No Mechanics' Liens. To the Seller's knowledge, as of the origination of the Mortgage Loan, and, to the Seller's actual knowledge, as of the Closing
Date: (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

     25. Compliance with Usury Laws. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     26. Licenses and Permits. To the extent required by applicable law, each Mortgage Loan requires the related Borrower to be qualified to do business, and requires the related Borrower and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. To



                                     C-1-11
the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related Borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a reasonably prudent commercial mortgage lender would customarily perform in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

     27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

     28. Releases of Mortgaged Properties. Except as set forth on Schedule C-1-28, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon: (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of material portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon: (i) the satisfaction of certain legal and underwriting requirements, (ii) the payment of a release price (in an amount that is, except as otherwise set forth on Schedule C-1-28, at least equal to 125% of the allocated loan amount for the released property or parcel) and prepayment consideration in connection therewith or (iii) the delivery of substitute real estate collateral. No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted pursuant to the terms of any Mortgage Note or Mortgage will constitute a significant modification of the related Mortgage Loan under Treas. Reg. Section 1.860G-2(b)(2). Notwithstanding the foregoing, any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Seller did not give any material value in its underwriting of such Mortgage Loan.

     29. Defeasance. With respect to any Mortgage Loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note or Mortgage provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with applicable statutes, rules and regulations governing REMICs; requires prior written notice to the holder of the Mortgage Loan of the exercise of the defeasance option and payment by the Borrower of all related reasonable fees, costs and expenses as set forth below; if the Borrower would continue to own assets in addition to the defeasance collateral, requires, or permits the lender to require, the Mortgage Loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires counsel to provide a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each Mortgage Loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of ARD Loans, assuming the Anticipated Repayment Date is the



                                     C-1-12

Maturity Date. The Mortgage Loan Documents for each Mortgage Loan provide that such defeasance collateral shall consist solely of non-callable U.S. Treasury securities or other non-callable securities backed by the full faith and credit of the United States government. To the Seller's actual knowledge, defeasance under the Mortgage Loan is only for the purpose of facilitating the disposition of a Mortgaged Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage Loan Documents provide that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $19,900,000, the Mortgage Loan or the related documents require confirmation from the Rating Agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the Mortgage Loan and require the Borrower to pay any Rating Agency fees and expenses.

     30. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

     31. Inspection. The Seller, an affiliate of the Seller, or a correspondent in the conduit funding program of the Seller, inspected, or caused the inspection of, each Mortgaged Property securing a Mortgage Loan within twelve
(12) months of the Closing Date.

     32. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and, to the Seller's actual knowledge, there is no event, other than payments due but not yet 30 days' delinquent, that, with the passage of time or the giving of notice, or both would constitute a material default, breach, violation or event of acceleration) under the Mortgage Note or Mortgage for any Mortgage Loan; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C-1.

     33. Due-on-Sale. The Mortgage for each Mortgage Loan contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of such Mortgage, either the related Mortgaged Property, or any direct controlling equity interest in the related Borrower, is transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the Borrower, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Borrower, transfers among affiliated Borrowers with respect to cross-collateralized Mortgaged Loans or multi-property Mortgage Loans, transfers among co-Borrowers or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan. The related Mortgage Loan Documents require the Borrower under each Mortgage Loan to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the related Mortgage for all actions requiring such consent or approval under the related Mortgage,



                                     C-1-13
including the cost of counsel opinions relating to REMIC or other securitization and tax issues, or require the payment of a specified fee or fees, including, except as described on Schedule C-1-33 hereto, a 1% assumption fee that would be applied to pay such fees and expenses.

     34. Single Purpose Entity. Each Mortgage Loan with an original principal balance over $5,000,000.00 requires the related Borrower to be, at least for so long as the Mortgage Loan is outstanding, and to the Seller's actual knowledge, the related Borrower is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the related Mortgaged Property or Properties; does not engage in any business unrelated to such Mortgaged Property or Properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan Documents, substantially to the effect that such Borrower (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan Documents;
(iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and
(iv) holds itself out as being a legal entity, separate and apart from any other person. In addition, each Mortgage Loan with a Cut-off Date Principal Balance of $20,000,000 or more, the related Borrower's organizational documents provide substantially to the effect that the Borrower shall: conduct business in its own name; not guarantee or assume the debts or obligations of any other person; not commingle its assets or funds with those of any other person; prepare separate tax returns and financial statements, or if part of a consolidated group, be shown as a separate member of such group; transact business with affiliates on an arm's length basis; hold itself out as being a legal entity, separate and apart from any other person, and such organizational documents further provide substantially to the effect that: any dissolution and winding up or insolvency filing for such entity is prohibited or requires the consent of an independent director or member or the unanimous consent of all partners or members, as applicable; such documents may not be amended with respect to the Single-Purpose Entity requirements without the approval of the mortgagee or rating agencies; the Borrower shall have an outside independent director or member. The Seller has obtained, with respect to each Mortgage Loan having a Cut-off Date Principal Balance of $20,000,000 or more, in connection with its origination or acquisition thereof, a counsel's opinion regarding non-consolidation of the Borrower in any insolvency proceeding involving any other party. To the Seller's actual knowledge, each Borrower has fully complied with the requirements of the related Mortgage Note and Mortgage and the Borrower's organizational documents regarding Single-Purpose-Entity status. The organization documents of any Borrower on a Mortgage Loan having a Cut-off Date Principal Balance of $20,000,000 or more that is a single member limited liability company, provide that the Borrower shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member. Any such single member limited liability company Borrower is organized in jurisdictions that provide for such continued existence, and the Seller has obtained, in connection with its origination or acquisition of the subject Mortgage Loan, an opinion of such Borrower's counsel confirming such continued existence and that the applicable law provides that creditors of the single member may only attach the assets of the member including the membership interests in the Borrower but not the assets of the Borrower.

     35. Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.



                                     C-1-14

     36. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots containing no other property, or is subject to an endorsement under the related Title Policy insuring same, or an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such separate tax lots shall be effective for the next tax year.

     37. ARD Loans. Except as described on Schedule C-1-37, each Mortgage Loan which is an ARD Loan commenced amortizing on its initial scheduled Due Date, and provides that: (i) its Mortgage Rate will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (iv) any net cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the scheduled principal and interest payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

     38. Security Interests. The security agreements, financing statements or other instruments, if any, related to the Mortgage Loan establish and create, and a UCC financing statement has been filed and/or recorded in all places required by applicable law for the perfection of (to the extent that the filing of such a UCC financing statement can perfect such a security interest), a valid security interest in the personal property granted under such Mortgage (and any related security agreement), which in all cases includes elevators and all Borrower-owned furniture, fixtures and equipment material to the operation and use of the Mortgaged Property as presently operated, and if such Mortgaged Property is a hotel operated by the related Borrower, then such personal property constitutes such portion of the material personal property required to operate the Borrower's business as the Seller considered appropriate in light of its underwriting standards; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien and security interest on the property described therein (subject to the exceptions set forth in Paragraph 13 above), which lien/security interest shall, in the case of (i) elevators at all Mortgaged Properties having the same and (ii) all Borrower-owned furniture, fixtures and equipment at Borrower operated hotel properties, be a first priority lien/security interest except for certain personal property subject to purchase money security interests and personal property leases. In the case of any Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related revenues with respect to such Mortgaged Property. An assignment of each UCC financing statement relating to the Mortgage Loan has been executed by the Seller in blank which the Purchaser or Trustee, as applicable, or its designee is authorized to complete and to file in the filing office in which such financing statement was filed and such assignment, but for the insertion of the name of the assignee and any related information which is not yet available to the Seller and subject to the exceptions set forth in Paragraph 13 above, constitutes a legal, valid and binding assignment from the Seller to the assignee. Each Mortgage Loan and the related Mortgage (along with any security agreement and UCC financing statement), together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holders



                                     C-1-15
thereof adequate for the practical realization against the personal property described above, and the principal benefits of the security intended to be provided thereby.

     39. Disclosure to Environmental Insurer and Other Matters. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then the Seller:

          (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; or

          (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

in each case to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then: (x) all premiums for such insurance have been paid; (y) such insurance is in full force and effect; and (z) (i) an environmental report, a property condition report or an engineering report was prepared that included an assessment for lead based paint ("LBP") (in the case of a multifamily property built prior to 1978), asbestos containing materials ("ACM") (in the case of any property built prior to 1985) and radon gas ("RG") (in the case of a multifamily property) at such Mortgaged Property and (ii) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting such Mortgaged Property, then
(A) the related Borrower was required to remediate such condition or circumstance prior to the closing of the subject Mortgage Loan, or (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure such condition or circumstance, or (C) the related Mortgage Loan documents require the related Borrower to establish an operations and maintenance plan with respect to such condition or circumstance after the closing of such Mortgage Loan. If the Mortgage Loan is listed on Schedule C-1-12D and the environmental insurance for such Mortgage Loan is not a secured creditor policy but was required to be obtained by the Borrower, then the holder of the Mortgage Loan is entitled to be an additional insured under such policy, all premiums have been paid, such insurance is in full force and effect and, to the Seller's knowledge, the Borrower has made the disclosures and complied with the requirements of clauses (a) and (b) of this Paragraph 39.

     40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treas. Reg.
Section 1.860G-1(b)(2).

     41. Operating Statements. Except for the Mortgage Loans with an initial principal balance less than $3,000,000, which may only require annual statements, each Mortgage Loan requires the Borrower, in some cases only at the request of the holder of the related Mortgage, to provide the owner or holder of the related Mortgage with at least quarterly and annual operating statements, rent rolls (if there is more than one tenant) and related information and annual financial statements, which annual financial statements with respect to each Mortgage Loan with an original principal balance



                                     C-1-16
greater than $20 million shall be audited (or prepared and certified) by an independent certified public accountant upon the request of the holder of the related Mortgage.

     42. Servicing Rights. Except as set forth on Schedule C-1-42 or as otherwise contemplated in this Agreement or the Pooling and Servicing Agreement, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

     43. Recourse. Each Mortgage Loan is non-recourse; provided that, except as described on Schedule C-1-43 or for Mortgage Loans with a Cut-off Date Principal Balance of less than $5,000,000, the Borrower and either a principal of the Borrower or other individual guarantor, with assets other than any interest in the Borrower, is liable in the event of (i) fraud or material intentional misrepresentation, (ii) misapplication or misappropriation of rents, insurance payments, condemnation awards or tenant security deposits, (iii) violation of applicable environmental laws or breaches of environmental covenants or (iv) the filing of a voluntary bankruptcy or insolvency proceeding by the Borrower; and provided, further, that, with respect to clause (iii) of the preceding proviso, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement. No waiver of liability for such non-recourse exceptions has been granted to the Borrower or any such guarantor or principal by the Seller or anyone acting on behalf of the Seller.

     44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

     45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

     46. Servicing. The servicing and collection practices used with respect to each Mortgage Loan in all material respects have met customary standards utilized by prudent commercial mortgage loan servicers with respect to whole loans.

     47. Originator's Authorization To Do Business. To the extent required under applicable law, as of the Mortgage Loan's funding date and at all times when it held such Mortgage Loan, the originator of each Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located, except where the failure to be so authorized does not adversely affect the enforceability of such Mortgage Loan.

     48. No Fraud In Origination. In the origination of the Mortgage Loan, neither the originator nor any employee or agent of the Seller or the originator, participated in any fraud or intentional material misrepresentation with respect to the Borrower, the Mortgaged Property or any guarantor. To the Seller's actual knowledge, no Borrower is guilty of defrauding or making an intentional material misrepresentation to the Seller or originator with respect to the origination of the Mortgage Loan, the Borrower or the Mortgaged Property.

     49. Appraisal. In connection with its origination or acquisition of each Mortgage Loan, the Seller obtained an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's actual knowledge, had no interest, direct or indirect, in the Borrower, the Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose



                                     C-1-17
compensation is not affected by the approval or disapproval of the Mortgage Loan; to the Seller's knowledge, the appraisal and appraiser both satisfy the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

     50. Jurisdiction of Organization. Each Borrower under a Mortgage Loan was organized under the laws of the United States or the laws of a jurisdiction located within the United States, its territories and possessions.

     51. Borrower Concentration. Except as otherwise specified on Schedule C-1-51, no single Borrower or group of affiliated Borrowers is/are the obligor(s) under any one or more Mortgage Loans with a Cut-off Date Principal Balance of $50,000,000 or more.

     52. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the Seller or its agents (which shall include the Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser.

     53. Access. The Mortgaged Property securing each Mortgage Loan is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress.





                                     C-1-18

                                 SCHEDULE C-1-4

Lien; Valid Assignment.

     For the loan identified as Christmas Tree Shops, there are 3 construction liens recorded against the property, which, pursuant to the mortgage must be released within 1 year of closing. To mitigate against any damage to the lien of the mortgage, the lender collected at closing an amount equal to $58,822.63 in a Construction Lien Reserve which represents 125% of the construction liens on the property. In the event such liens are not satisfied within the 1 year time limit to release such liens, Lender may use the reserve to do so.



                                     C-1-19

                                 SCHEDULE C-1-6

Mortgage Status; Waivers and Modifications.

     (a) For the loan identified as Parker Warehouse Portfolio, the Lender executed and delivered a letter dated December 7, 2001 waiving its discretionary right to impose additional conditions precedent on the borrower to effectuate partial releases of portions of the mortgaged real property.

     (b) For the loan identified as Granite Portfolio, the Lender executed and delivered a letter dated December 7, 2001 waiving its discretionary right to impose additional conditions precedent on the borrower to effectuate partial releases of portions of the mortgaged real property.



                                     C-1-20

                                 SCHEDULE C-1-7

Condition of Property; Condemnation.

     For the loan identified as D.R. Commons & Taft Center, an unimproved portion of the mortgaged real property is subject to a proposed government taking for road widening, however, the mortgaged real property was configured at closing to absorb the condemnation without a material adverse effect on access.



                                     C-1-21

                                SCHEDULE C-1-12A

Environmental Insurance In Lieu of Reports/Indemnity.

     In the case of the mortgage loans identified as 2 Claire Road, 3115 Long Beach Road, Albertson's-Shadow Shopping Center, Ashgrove Apartments, Brynfield Court Apartments, Buckingham Townhomes, Cedarstone, College Street Shopping Center, Fairview Arms Apartments, Maryland Court Apartments, Northlake Apartments, Oliver Hall Apartments, Park Manor Apartments, Powers Rentals Apartments, Residences at Bear Creek, Siboney Professional Building, Tahoe Pine Ridge Plaza, Tanglewood, Virginia Avenue Plaza, Woodcreek Apartments, Wynmawr Court Apartments, the properties were assessed for asbestos, lead-based paint and radon, and environmental insurance in the form of secured creditor impaired property was obtained in lieu of an Environmental Report and environmental indemnities.



                                     C-1-22

                                SCHEDULE C-1-12B

         Environmental Reports More than 12 months prior to Closing Date

------------------------------------- ------------------------------------------
          PROPERTY NAME                     DATE OF ENVIRONMENTAL REPORT
------------------------------------- ------------------------------------------
   Bel Alliance GT 2 Portfolio                5/17/2000 to 7/28/2000
------------------------------------- ------------------------------------------





                                     C-1-23

                                SCHEDULE C-1-12D

     In the case of the mortgage loans identified as 2 Claire Road, 3115 Long Beach Road, Albertson's-Shadow Shopping Center, Ashgrove Apartments, Brynfield Court Apartments, Buckingham Townhomes, Cedarstone, College Street Shopping Center, Fairview Arms Apartments, Maryland Court Apartments, Northlake Apartments, Oliver Hall Apartments, Park Manor Apartments, Powers Rentals Apartments, Residences at Bear Creek, Siboney Professional Building, Tahoe Pine Ridge Plaza, Tanglewood, Virginia Avenue Plaza, Woodcreek Apartments, Wynmawr Court Apartments, the properties were assessed for asbestos, lead-based paint and radon, and environmental insurance in the form of secured creditor impaired property was obtained in lieu of an Environmental Report and environmental indemnities.



                                     C-1-24

                                 SCHEDULE C-1-18

Leasehold Estate Only.

     (b) For the loan identified as Christmas Tree Shops, there are 3 construction liens recorded against the property, which, pursuant to the mortgage must be released within 1 year of closing. To mitigate against any damage to the lien of the mortgage, the lender collected at closing an amount equal to $58,822.63 in a Construction Lien Reserve (such amount is approximately, $59,000 currently) which represents 125% of the construction liens on the property. In the event such liens are not satisfied within the 1 year time limit to release such liens, Lender may use the reserve to do so. The borrower, as tenant under the related ground lease for Christmas Tree Shops Plaza, has agreed to indemnify the landlord under the ground lease against any loss associated with the liens, and the landlord has agreed to waive its termination rights with respect to unsatisfied mechanics liens so long as the borrower is not otherwise in monetary default.

     (g) For the loan identified as Christmas Tree Shops, the latest possible end date of the ground lease, provided that all seven (7) extension options of five (5) years each are exercised, is January 31, 2050, and the end of the amortization term is in 2031.

     (h) For the loan identified as Lowe's Food Store, while the ground lease does not expressly provide that the Landlord must enter into a new lease with Lender in the event the Lease is rejected in a bankruptcy proceeding, the ground lease does provide that in the event of the termination of the Lease, Landlord will enter into a new lease with Lender.

     (i)  (i)   For the loan identified as Christmas Tree Shops, although the ground lease provides that the ground lessee's portion of any condemnation award may be applied to the outstanding principal and interest on the mortgage loan, any condemnation award first is allocated to the ground lessor on account of the ground lessor's reversionary value of the land. It was determined at the time of the origination of the loan that the condemnation award available for application to the mortgage loan would exceed the loan amount after such application to the ground lessor.

          (ii) For the loan identified as Lowe's Food Store, up until the last five (5) years of the Lease term, the Tenant is required to rebuild upon casualty, with the proceeds to be applied for such purpose. However, during the last five (5) years of the Lease term, the Tenant may elect not to rebuild, in which case, the Landlord can terminate the Lease and retain any proceeds. However, the expiration of the Lease, assuming all renewal options are exercised, extends far beyond the maturity date of the subject loan.

     (j) For the loan identified as Christmas Tree Shops, the ground lessor's consent is required in connection with any sublease which: (i) provides that the rent to be paid by the sublessee is less than the amount equal to an equitably apportioned part of the fixed rent required to be paid by the ground lessee under the ground lease; (ii) has any terms or provisions which materially conflict with any terms or provisions of the ground lease in a manner averse to the ground lessor's interests; (iii) provides



                                     C-1-25
for termination rights of sublessees on account of a casualty, other than the failure to restore within 180 days; or (iv) provides for termination rights in the event of a condemnation of less than 20% of the demised premises or aggregate floor area of all improvements on the demised premises.



                                     C-1-26

                                 SCHEDULE C-1-21

No Equity Interest, Equity Participation or Contingent Interest.

     The following loans have interest only components:

          Bel Air Village - 20-month initial IO period
          Biltmore Square Mall - ARD loan with a 60 month initial IO period IBM Building - Interest Only loan
          Laguna Park Village - 20-month initial IO period
          Paces Commons Apartments - 12-month initial IO period



                                     C-1-27

                                 SCHEDULE C-1-23

Other Mortgage Liens.

     (a) For the loan identified as Southridge Plaza, the grantee of the borrower pursuant to a sale of the mortgaged real property permitted under the loan documents is permitted to incur secondary financing which may be in the form of mezzanine debt limited in amount so that the aggregate amount of the outstanding principal of the loan plus the principal amount of the secondary financing is not greater than eighty percent (80%) of the lesser of the then appraised fair market value of the mortgage property or the purchase price of the mortgage property paid by the grantee. The conditions to the incurrence of the secondary financing are such that (i) it shall be fully subordinate to such mortgage loan, (ii) it shall be evidenced by standard documentation for secondary financing in which the mortgage loan is placed in a securitization, including, but not limited to, delivery of a non-consolidation opinion and rating agency confirmation letter and (iii) the grantor must be the holder of such financing which shall not be assignable.

     (b) For the loan identified as Country Walk Plaza, up to forty-nine percent (49%) of the limited partner interests in the borrower may be pledged to secure a loan in an amount not to exceed $1,000,000 to the holders of such limited partner interests. The conditions to the incurrence of the mezzanine loan are such that (i) the combined loan-to-value ratio of the mortgage loan plus the mezzanine loan shall not exceed eighty percent (80%) based upon a current appraisal of the mortgaged property, (ii) the combined debt service coverage ratio of the mortgage loan and the mezzanine loan is no less than 1.25:1.00,
(iii) the holder of the mezzanine loan executes a subordination and intercreditor agreement satisfactory to the lender and (iv) the mezzanine loan documents must be approved by the lender.



                                     C-1-28

                                 SCHEDULE C-1-28

Releases.

     (a) For the loans identified as Bel Air Village and Laguna Village, the related borrowers may obtain a release of the cross-collateralization and cross-default provisions and either sell the related mortgaged properties separately subject to the related mortgage loans or defease either or both of the mortgage loans separately so long as (i) the lender determines, based upon operating statements and rent rolls for the previous six months annualized, that the debt service coverage ratio for Bel Air Village is not less than 1.25:1.00 and the debt service coverage ratio of Laguna Village is not less than 1.60:1.00, and (ii) the lender determines, based upon a then-updated appraisal, that the loan to value ratio for Bel Air Village is not in excess of 75% and the loan to value ratio for Laguna Village is not in excess of 60%.

     (b) For the loan identified as Eckerd Drug Stores, the borrower may obtain the release of an undeveloped portion of one of the mortgaged real properties without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including the compliance with zoning, providing an endorsement to the title policy and a revised survey along with additional standard criteria for partial releases.

     (c) For the loan identified as Granite Portfolio, the borrower may obtain the release any of the three (3) mortgaged properties in the portfolio in connection with a proposed sale of such mortgaged property upon satisfaction of certain stipulated conditions, including the following:

          (i) the loan-to-value ratio following the release shall not exceed seventy-five percent (75%) and the debt service coverage ratio for the mortgage loan following the release shall not be less than 1.30:1 in total and, if two mortgaged properties remain after the partial release, 1.25:1 for each remaining property; and

          (ii) the borrower is to deposit a release price equal to the greater of (a) ninety percent (90%) the net sales proceeds for the released property or (b) one hundred twenty percent (120%) of the allocated loan amount for the released property, which release payment is to be placed in an interest-bearing segregated escrow account and pledged to the holder of the note as additional collateral for the loan (or alternatively, borrower may deposit United State treasuries into such escrow account in an amount equal to the partial release payment). After the prepayment lock-out period, the lender may elect to apply the partial release payment and any accrued interest in prepayment of the mortgage loan, which shall be applied first to payment of the applicable prepayment consideration under the loan documents, and then to the principal balance of the mortgage loan.

     (d) For the loan identified as Glenwood Portfolio, the borrower may obtain a release of a portion of the mortgaged real property which is subject to a ground lease and option held by one or more unrelated persons in the event that the option holder exercises the option, in which event the related borrower may either (a) make a $120,000 prepayment of the mortgage loan, along with an amount equal to the required yield maintenance premium (not to exceed $12,000), in which event monthly payments of principal and interest under the mortgage loan will be re-computed, or (b) submit



                                     C-1-29
an appraisal demonstrating that the remaining mortgaged real property has a loan-to-value ratio of no greater than 70% and a debt service coverage ratio of at least 1.35:1.00.

     (e) For the loan identified as Parker Warehouse Portfolio, the borrower may obtain the release of any of the eight (8) mortgaged properties upon satisfaction of certain stipulated conditions, including the following:

          (i) the loan-to-value ratio of the based on the remaining properties must not exceed 75%, and the debt service coverage ratio based on the remaining properties may not be less than 1.25:1;

          (ii) the borrower is to deposit a release payment equal to the greater of (a) 110% of the allocated loan amount for the released property or (b) 90% of the net sales proceeds for the released property.

     (f) For the loan identified as Key Landing Apartments, the borrower may obtain a release of a vacant, unimproved portion of the related mortgaged property without a partial defeasance or payment of a release price in connection with a conveyance to a person other than the borrower upon satisfaction of various legal criteria, as long as the remaining mortgaged property has a debt service coverage ratio of not less than 1.05:1 and the related borrower includes in the deed transferring the released property a restriction that the unimproved parcel may not be used for multi-family housing so long as the remaining mortgaged property is used for that same purpose.



                                     C-1-30

                                 SCHEDULE C-1-33

Due-on-Sale.

     (a) For the loan identified as Bel Air Village, the assumption fee charged in the event of a sale is one-half of one percent (.5%) for the first sale and one percent (1%) for each sale thereafter, with a limitation of $20,000 on the fee for certain related entity transfers.

     (b) For the loan identified as Biltmore Square, the assumption fee charged in the event of a sale is one-quarter of one percent (.25%).

     (c) For the loan identified as Horizon Pointe, the assumption fee charged in the event of a sale is one quarter of one percent (.25%) for the first sale, three quarters of one percent (.75%) for the second sale and one percent (1%) thereafter.

     (d) For the loan identified as Laguna Village, the assumption fee charged in the event of a sale is one-half of one percent (.5%) for the first sale and one percent (1%) for each sale thereafter.

     (e) For the loan identified as Wade Office Building, there is a $2,500 application fee and a $2,500 assumption fee.

     (f) For the loan identified as Avalon Pavilions, the assumption fee charged in the event of a sale is one-half of one percent (.5%).

     (g) For the loan identified as Northpointe Commons Shopping Center, the assumption fee is the lesser of $50,000 or 0.75%.

     (h) For the loan identified as Birch Center, the assumption fee is 0.5% for the first year, 1% thereafter.

     (i) For the loan identified as Park Ridge Office Park, the assumption fee is 0.5%.





                                     C-1-31

                                 SCHEDULE C-1-37

ARD Loans.

     In the case of the mortgage loan identified as Biltmore Square Mall, the loan has a 60-month initial interest-only period.



                                     C-1-32

                                 SCHEDULE C-1-42

Servicing Rights.

     Subservicers continuing for the following loans

LOAN NAME                                                      SUBSERVICER
---------                                                      -----------
Christmas Tree Shops Plaza .................................    Goerdephe
Trolley Industrial Park ....................................    Mid-North
Scottsdale Airpark III - 15610 Bldg. .......................    Mid-North
Scottsdale Airpark III - 15953 Bldg. .......................    Mid-North
Parker Metropolitan Portfolio PERM .........................       GMAC





                                     C-1-33

                                 SCHEDULE C-1-43

Recourse.

     (a) For the loan identified as Allied Office Plaza, the guarantors are only liable in the event of a misapplication of rents or security deposits when the amount is equal to or greater than $5,000 per lease or $25,000 for multiple leases.

     (b) For the loan identified as Biltmore Square, there is no guarantor of the non-recourse carveouts.

     (c) For the loan identified as Florida Eckerd Portfolio, the liability of the environmental indemnitors accrues only in the event of intentional and willful violations.

     (d) For the loan identified as IBM Building, there is no "bad boy" indemnitor, only an environmental indemnitor. However, Falcon Real Estate Investment Company, Ltd. (Asset Manager) and Borrower have entered into an Asset Management Agreement and Lender has been assigned Borrower's rights and has been deemed a third party beneficiary.

     (e) For the loan identified as Northpointe Commons, the non-recourse guarantor is Wyatt Development Co., Inc. rather than a principal of the Borrower or an individual.

     (f) For the loan identified as Ontario California Holiday Inn, the two guarantors are InnSuites Hospitality Trust and Suite Hospitality Management, Inc. rather than principals of the borrower or individuals.

     (h) For the loan identified as Parker Warehouse Portfolio, the environmental indemnitor's liability is limited to $1,000,000.

     (i) For the loan identified as Richardson Drive Plaza, the guarantor is not liable in the event of a voluntary bankruptcy by Borrower.

     (j) For the loan identified as Toco Hills Promenade Shopping Center, there is no additional guarantor.

     (l) For the loan identified as Washington Design Center, the loan is only guaranteed in the event of a voluntary bankruptcy up to $7,000,000.



                                     C-1-34

                                 SCHEDULE C-1-51

Borrower Concentration.

     For the loan identified as Avalon Pavilions, the borrower is the obligor under such loan with a Cut-Off Principal Balance of $71,712,508.



                                     C-1-35

                                   EXHIBIT C-2

      REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE NW-MORTGAGE LOANS


     FOR PURPOSES OF THIS EXHIBIT, THE PHRASE "THE SELLER'S KNOWLEDGE" AND OTHER WORDS AND PHRASES OF LIKE IMPORT SHALL MEAN THE ACTUAL STATE OF KNOWLEDGE OF THE SELLER REGARDING THE MATTERS REFERRED TO, IN EACH CASE WITHOUT HAVING CONDUCTED ANY INDEPENDENT INQUIRY INTO SUCH MATTERS AND WITHOUT ANY OBLIGATION TO HAVE DONE SO (EXCEPT AS EXPRESSLY SET FORTH HEREIN). ALL INFORMATION CONTAINED IN DOCUMENTS WHICH ARE PART OF OR REQUIRED TO BE PART OF A MORTGAGE LOAN FILE SHALL BE DEEMED TO BE WITHIN SELLER'S KNOWLEDGE.

     The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date.

     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (in accordance with the requirements of the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the Due Dates of the Mortgage Loans in December 2001.

     2. Ownership of Mortgage Loans. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to sell, transfer and assign each Mortgage Loan, to or at the direction of the Purchaser, free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. Subject to the completion of the names and addresses of the assignees and endorsees and any missing recording information in all instruments of transfer or assignment and endorsements and the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest created by or through the Seller. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is genuine.

     3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan due on or before the Due Date in December 2001 was 30 days or more past due, and no Mortgage Loan has been 30 days or more delinquent in the twelve-month period immediately preceding the Closing Date, in each case without giving effect to any applicable grace period.

     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for the following (collectively, the "Permitted Encumbrances"): (a) the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment) meeting the requirements in Paragraph 8,



                                     C-2-1
none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan; (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or such pro forma title policy or "marked-up" commitment), meeting the requirements in Paragraph 8, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan; (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan; (e) the rights of tenants to remain (whether under ground leases or space leases) at the Mortgaged Property following a foreclosure or similar proceeding (provided that such tenants are performing under such leases); (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgaged Property is a unit in a condominium, the related condominium declaration. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid, binding and enforceable assignment thereof from the relevant assignor to the Trustee (subject to the exceptions set forth in Paragraph 13 below).

     5. Assignment of Leases. The Mortgage File contains an assignment of leases and rents (an "Assignment of Leases"), either as a separate instrument or incorporated into the related Mortgage, which establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein, except that a license may have been granted to the related Borrower to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases, including, without limitation, the right to operate the related leased property; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. No person owns any interest in any payments due under the related leases that is superior to the lien created by such Assignment of Leases, if any.

     6. Mortgage Status; Waivers and Modifications. No Mortgage related to a Mortgage Loan has been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases related to a Mortgage Loan have been impaired, waived, altered or modified in any material respect, except by written instruments, all of which are included in the related Mortgage File. The Seller has not taken any affirmative action that would cause the representations and warranties of the related Borrower under the Mortgage Loan not to be true and correct in any material respect.



                                     C-2-2

     7. Condition of Property; Condemnation. Each Mortgaged Property securing a Mortgage Loan is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance). As of the date of origination of such Mortgage Loan, and subsequent to such date, the Seller has not received written notice (and is not otherwise aware) of any proceeding pending for the total or partial condemnation of or affecting all or any material portion of the Mortgaged Property securing any Mortgage Loan. As of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property.

     8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") in the original principal amount of such Mortgage Loan after all advances of principal insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, and no material claims have been made thereunder and no claims have been paid thereunder (and the Seller has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. The insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located. Either the Title Policy affirmatively insures that the related Mortgaged Property has access to a public road, or such Mortgaged Property has access to a public road.

     9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made but a portion thereof is being held back pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each Mortgage Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material aspects or any such funds so escrowed have not been released.

     10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in Paragraph 13 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.



                                     C-2-3

     11. Trustee under Deed of Trust. If the Mortgage in respect of any Mortgage Loan is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) except in connection with a trustee's sale after default by the related Borrower, no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof.

     12. Environmental Conditions. The Mortgage encumbering each Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations. The Seller has not taken any affirmative action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards. Each Borrower represents and warrants in the related Mortgage Loan documents generally to the effect that except as set forth in certain specified environmental reports and to its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach.

     13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower or any guarantor with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such Mortgage Loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations will not render such Mortgage Loan documents invalid as a whole or substantially interfere with mortgagee's realization of the principal benefits and/or security provided thereby. There is no valid defense, counterclaim or right of offset or rescission available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements.

     14. Insurance. Each related Mortgaged Property is insured by an insurance policy, insuring against such hazards as lender from time to time requires, including but not limited to coverage against loss by fire and allied perils, boiler and machine coverage and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties. If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area and flood insurance was available, the borrower was required to insure the improvements against loss by flood. Except under circumstances that would be



                                     C-2-4
reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the rebuilding or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan. To Seller's actual knowledge, all insurance policies described above are with an insurance carrier qualified to write insurance in the relevant jurisdiction.

     15. Taxes and Assessments. As of the date of origination and to the Seller's knowledge, as of the Closing Date, there are no delinquent taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan which are a lien of priority equal to or higher than the lien of the related Mortgage that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

     16. Borrower Bankruptcy. As of the date of origination and to the Seller's knowledge, as of the Closing Date, no Borrower under a Mortgage Loan or any related guarantor is a debtor in or the subject of any state or federal bankruptcy or insolvency proceeding, and to the Seller's knowledge, no Mortgaged Property is the subject of any state or federal bankruptcy or insolvency proceeding.

     17. Local Law Compliance. To the Seller's knowledge, based on due diligence customarily undertaken by prudent commercial mortgage lenders for comparable mortgage loans, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply or does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property.

     18. Fee Estate Only. Each Mortgage Loan is secured by the fee simple interest in the related Mortgaged Property.

     19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a), and the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8).

     20. Advancement of Funds. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease), directly or indirectly, for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.



                                     C-2-5

     21. Equity Interest. No Mortgage Loan is automatically convertible into an equity ownership interest in the related Mortgaged Property or the related Borrower.

     22. Legal Proceedings. To the Seller's knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan.

     23. Other Mortgage Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof. Except as set forth in Paragraph 4, as of the date of origination, the related Mortgaged Property was not encumbered by any mortgage lien equal to or junior to the lien of the related Mortgage. As of the Closing Date, the related Mortgaged Property is not encumbered by any mortgage liens of equal priority with the lien of the related Mortgage.

     24. No Mechanics' Liens. To the Seller's knowledge, based on due diligence customarily performed by commercially reasonable lenders in the origination of comparable mortgage loans, as of the origination date, and otherwise to Seller's knowledge as of the Closing Date, (a) each Mortgaged Property securing a Mortgage Loan is free and clear of any and all mechanics' and materialmen's liens that are not bonded or escrowed for or affirmatively covered by title insurance, and (b) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage unless insured against under the related Title Policy. The Seller has not received notice with respect to any Mortgage Loan that any mechanics' and materialmen's liens have encumbered the related Mortgaged Property since origination that have not been released, bonded or escrowed for or affirmatively covered by title insurance.

     25. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

     26. Licenses and Permits. To the Seller's knowledge, based on due diligence customarily performed by commercially reasonable lenders in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan,
(i) the related Borrower was in possession of all material licenses, permits and authorizations required by applicable law for the ownership of the related Mortgaged Property and (ii) all such licenses, permits and authorizations were valid and in full force and effect.

     27. Servicing Practices. The servicing and collection practices used with respect to the Mortgage Loans have in all material respects been legal and met customary standards utilized by prudent institutional commercial and multifamily mortgage loan servicers with respect to "whole loans".

     28. Cross-collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.



                                     C-2-6

     29. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan, or (ii) releases of portions of the Mortgaged Property which will not have a material adverse effect on the value of the collateral for the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or, in the case of a Cross-Collateralized Group, the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements and (ii) the payment of a release price and prepayment consideration in connection therewith; and provided, further, that certain Cross-Collateralized Groups of Mortgage Loans may permit the related Borrower to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property, subject to, among other conditions precedent, receipt of confirmation from each Rating Agency that such release and substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates.

     30. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provide for the negative amortization of interest.

     31. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan.

     32. No Material Default. To the Seller's knowledge, there exists no monetary default, breach, violation or event of acceleration (and no event, other than payments due but not yet delinquent, which, with the passage of time or the giving of notice and the expiration of any grace or cure period, or both, would constitute any of the foregoing) under the Mortgage Note or Mortgage for any Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan or the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit.

     33. Due-on-Sale. Each Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, is directly or indirectly transferred or sold; and except with respect to transfers of certain limited partnership interests which do not result in a change of control, and certain interests in the related Borrower to persons already holding interests in the Borrower, their family members and other estate related transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders), each Mortgage Loan also contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage, a controlling interest in the related Borrower is directly or indirectly transferred or sold.



                                     C-2-7

     34. Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

     35. No Waivers. The Seller has not waived any material default, breach, violation or event of acceleration existing under the Mortgage or Mortgage Note for any Mortgage Loan, except by a written instrument contained in the related Mortgage File, which instrument has been taken into account by the Seller when giving the representations and warranties set forth herein.

     36. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots and such application has been approved and such separate tax lots shall be effective for the next tax year.

     37. ARD Loans. None of the Mortgage Loans are ARD Loans.

     38. Security Interests. An assignment of each UCC financing statement relating to the Mortgage Loan has been executed by Seller in blank which the Purchaser or Trustee, as applicable, or designee is authorized to complete and to file in the filing office in which such financing statement was filed.

     39. Disclosure to Environmental Insurer. Each Mortgaged Property is covered by a secured creditor impaired property policy, and the Seller:

          (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; or

          (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

in each case to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy. The entire premium for any such policy has been paid in full, and the policy is in full force and effect. The Trustee is a named insured of such policy, and such policy automatically provides coverage to successor trustees and servicers.

     40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to such Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury regulation section 1.860G-1(b)(2).

     41. Delivery of Financial Information. The related Borrower covenanted under the related Mortgage Loan documents to deliver at least annually to the mortgagee under each Mortgage Loan an operating statement of the related Mortgaged Property.

     42. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.



                                     C-2-8

     43. Originator's Authorization To Do Business. To the extent required under applicable law to assure the enforceability of a Mortgage Loan, as of the Mortgage Loan's funding date and at all times when it held such Mortgage Loan, the originator of each Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

     44. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to Seller's actual knowledge, had no interest, direct or indirect, in the Borrower, the Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.

     45. Defeasance. None of the Mortgage Loans contains a provision for any defeasance of mortgage collateral.

     46. Escrow Deposits. With respect to escrow deposits and escrow payments relating to any Mortgage Loan, all such payments have been delivered or will be delivered in accordance with the terms of the Pooling and Servicing Agreement to the Master Servicer.





                                     C-2-9

                                   EXHIBIT D-1

  FORM OF CERTIFICATE OF THE SECRETARY OR AN ASSISTANT SECRETARY OF THE SELLER

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CK6

          CERTIFICATE OF ASSISTANT SECRETARY OF COLUMN FINANCIAL, INC.

     I, Lori M. Russo, hereby certify that I am a duly appointed Assistant Secretary of Column Financial, Inc. (the "Corporation"), a Delaware corporation, and further certify as follows:

          1. Attached hereto as Exhibit A are true and correct copies of the Certificate of Incorporation and By-Laws of the Corporation, which Certificate of Incorporation and By-Laws are, on the date hereof, and have been at all times since the formation of the Corporation, in full force and effect.

          2. Attached hereto as Exhibit B is a certificate of good standing of the Corporation issued by the Secretary of State of the State of Delaware within ten (10) days of the date hereof, and no event (including, without limitation, any act or omission on the part of the Corporation) has occurred since the date thereof which has affected the good standing of the Corporation under the laws of the State of Delaware.

          3. The Board of Directors of the Corporation, by unanimous written consent dated April 20, 2001 (the "Resolutions"), authorized, among other things, all actions necessary to consummate transactions of the type contemplated by the Mortgage Loan Purchase Agreement dated as of December 19, 2001 (the "Mortgage Loan Purchase Agreement"), between the Corporation and Credit Suisse First Boston Mortgage Securities Corp., and to execute and deliver documents and/or instruments such as the Mortgage Loan Purchase Agreement and the Indemnification Agreement referred to therein. Attached hereto as Exhibit C is a true and correct copy of such Resolutions. The Resolutions have not been amended, modified, annulled or revoked since they were adopted, and are in full force and effect as of the date hereof, and the instruments authorized in the Resolutions were executed pursuant thereto and in compliance therewith.

          4. Each person listed below is and has been the duly elected and qualified officer or authorized signatory of the Corporation and his genuine signature is set forth opposite his name.

NAME                             OFFICE                     SIGNATURE
----                             ------                     ---------

Jeffrey A. Altabef           Vice President             ________________________

Reese Mason                  Vice President             ________________________



                                     D-1-1

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]




                                     D-1-2

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of December ___, 2001.

                                            By:
                                                 -------------------------------
                                                 Name:  Lori M. Russo
                                                 Title: Assistant Secretary





                                     D-1-3

                                    EXHIBIT A

       CERTIFICATE OF INCORPORATION AND BY-LAWS OF COLUMN FINANCIAL, INC.


                                 [See attached.]



                                     D-1-4

                                    EXHIBIT B

                      RESOLUTIONS OF COLUMN FINANCIAL, INC.

                                 [See attached.]



                                     D-1-5

                                    EXHIBIT C

             CERTIFICATE OF GOOD STANDING OF COLUMN FINANCIAL, INC.

                                 [See attached.]



                                     D-1-6
s




                                  EXHIBIT D-2

                      FORM OF CERTIFICATE OF THE SECRETARY

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CK6

                     CERTIFICATE OF COLUMN FINANCIAL, INC.

     In connection with the execution and delivery by Column Financial, Inc. ("Column") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of December 19, 2001 (the "Mortgage Loan Purchase Agreement"), between Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMSC"), as purchaser, and Column, as seller, and that certain Indemnification Agreement dated as of December 19, 2001 (the "Indemnification Agreement" and, together with the Mortgage Loan Purchase Agreement, the "Agreements"), between Column, CSFBMSC and Credit Suisse First Boston Corporation, as representative of the Underwriters and as initial purchaser of the Privately Offered Certificates, the undersigned hereby certifies that (i) the representations and warranties of Column in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of any particular representation or warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, as of such other date provided for in such representation or warranty) with the same effect as if made on the date hereof, and (ii) Column has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

     Certified this      day of December, 2001.

                                    COLUMN FINANCIAL, INC.


                                    By:
                                         ---------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                 -------------------------------





                                     D-2-1

                                   EXHIBIT D-3

                FORM OF OPINION OF IN-HOUSE COUNSEL TO THE SELLER

                            PURSUANT TO SECTION 7(VI)

                                December __, 2001

To the Parties Listed on Annex A hereto

             Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6

Ladies and Gentlemen:

     I am a Vice President and Counsel of Credit Suisse First Boston Corporation ("CSFB") and have acted as special counsel to Column Financial, Inc. (the "Mortgage Loan Seller") in connection with certain matters relating to: (i) the Mortgage Loan Seller's sale to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") of certain multifamily and commercial mortgage loans pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of December 19, 2001, by and between the Depositor and the Mortgage Loan Seller, and (ii) the Mortgage Loan Seller's providing indemnities to the Depositor, CSFB, Salomon Smith Barney Inc. ("SSBI") and McDonald Investments Inc. ("McDonald"), pursuant to the Indemnification Agreement (the "Indemnification Agreement"), dated December 19, 2001, by and among the Mortgage Loan Seller, the Depositor and CSFB, on behalf of itself and as representative of SSBI and McDonald. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Mortgage Loan Purchase Agreement.

     In rendering the opinions set forth below, I have examined and relied upon originals, copies or specimens, certified or otherwise identified to my satisfaction, of the Indemnification Agreement and the Mortgage Loan Purchase Agreement (together, the "Agreements"), and such certificates, corporate records and other documents, agreements, instruments and opinions, as I have deemed appropriate as a basis for the opinions hereinafter expressed. In connection with such examination, I have assumed the genuineness of all signatures (other than with respect to the Mortgage Loan Seller), the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to me as copies or specimens and the authenticity of the originals of such documents, agreements and instruments submitted to me as copies or specimens and the accuracy of the matters set forth in the documents, agreements and instruments I reviewed, to the extent such matters do not constitute legal conclusions upon which I have been asked to opine. As to any facts material to such opinions that were not known to me, I have relied upon statements, certificates and representations of officers and other representatives of the Depositor and the Mortgage Loan Seller and of public officials.



                                     D-3-2

     Based upon and subject to the foregoing, I am of the opinion that:

          1. The Mortgage Loan Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with requisite power and authority to execute and deliver the Agreements and to perform its obligations thereunder.

          2. The execution, delivery and performance of the Agreements have been duly authorized by the Mortgage Loan Seller and the Agreements have been duly executed and delivered by the Mortgage Loan Seller.

          3. The execution and delivery by the Mortgage Loan Seller of the Agreements, the performance by the Mortgage Loan Seller of its obligations under the Agreements and the consummation by the Mortgage Loan Seller of the transactions therein contemplated, do not conflict with or result in a breach or violation of the Mortgage Loan Seller's organizational documents or, to my knowledge, conflict with or result in a breach or violation of any material indenture, agreement or instrument to which the Mortgage Loan Seller is a party or by which it or any of its property is bound, or any judgment, decree or order applicable to the Mortgage Loan Seller, of any New York State or federal court, regulatory body, administrative agency or other governmental authority, other than potential conflicts, breaches or violations which individually and in the aggregate are not reasonably expected to have a material adverse effect on the ability of the Mortgage Loan Seller to enter into and perform its obligations under the Agreements.

          4. To my knowledge, there is no legal or governmental action, investigation or proceeding pending or threatened against the Mortgage Loan Seller (a) asserting the invalidity of any of the Agreements, (b) seeking to prevent the consummation of any of the transactions contemplated by the Agreements or (c) which could reasonably be expected to materially and adversely affect the performance by the Mortgage Loan Seller of its obligations under, or the validity or enforceability (with respect to the Mortgage Loan Seller) of, the Agreements. For purposes of the opinion set forth in this paragraph, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has overtly threatened in writing to the Mortgage Loan Seller a present intention to initiate such proceedings.

     I am a member of the Bar of the State of New York and the opinions set forth above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America (in each case without regard to conflicts of laws principles). I am not licensed to practice law in the State of Delaware, and the opinions in paragraphs (1) and (2) above as to the General Corporation Law of the State of Delaware are based solely on standard compilations of the official statutes of Delaware. I express no opinion as to the effect of the laws of any other jurisdiction on matters addressed in this letter.

     This letter is limited to the matters specifically addressed herein, and I express no opinion as to any other matters relating to, or which may arise in connection with, the consummation of the transactions contemplated by the Agreements.



                                     D-3-3

     I am furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose.

                                            Very truly yours,





                                     D-3-4

                                     ANNEX A

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010-3629

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629

Column Financial, Inc.
3414 Peachtree Road, N.E.
Suite 1140
Atlanta, Georgia  30326

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio  44114

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Wells Fargo Bank Minnesota, N.A.
45 Broadway, 12th Floor
New York, New York 10006

Midland Loan Services, Inc.
210 West Tenth Street
Kansas City, Missouri  64105

Standard & Poor's Ratings Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007




                                     D-3-5

                                   EXHIBIT D-4

  FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD, SPECIAL COUNSEL TO THE SELLER
                           PURSUANT TO SECTION 7(VII)

                                December 27, 2001

To the Parties Listed on Annex A:


             Re: Credit Suisse First Boston Mortgage Securities Corp.,
                 Commercial Mortgage Pass-Through Certificates, Series 2001-CK6

Ladies and Gentlemen:

     We have acted as special counsel to Column Financial, Inc. ("Column") with respect to certain matters in connection with the sale by Column, and the purchase by Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMSC"), of a segregated pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement dated as of December 19, 2001 (the "Agreement"), between Column and CSFBMSC.

     This opinion letter is being provided to you pursuant to Section 7(vii) of the Agreement. Capitalized terms that are used, but not defined, herein have the respective meanings set forth in, or otherwise assigned to them pursuant to, the Agreement.

     For purposes of this opinion letter, we have reviewed the Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreement and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based.

     In rendering this opinion letter, we have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreement, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of each of the parties to the Agreement and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) except to the extent expressly addressed by our opinions below, the power and authority of all parties to the Agreement to enter into, perform under and consummate the transactions contemplated by the Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or



                                     D-4-1
instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreement by the parties thereto, (ix) except to the extent expressly addressed by our opinions below, the constitution of the Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreement, as expressed therein.

     Our opinions set forth below with respect to the enforceability of the Agreement or any particular right or obligation under the Agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York;
(4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of the Agreement that purports or is construed to provide indemnification with respect to securities law violations.

     In rendering this opinion letter, we do not express any opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (without regard to conflicts of law principles). In addition, we do not express any opinion with respect to (i) the tax, securities or "doing business" laws of any particular jurisdiction, including, without limitation, the State of New York, or (ii) any law, rule or regulation to which Column may be subject as a result of any other person's or entity's legal or regulatory status or any such other person's or entity's involvement in the transactions contemplated by the Agreement. Furthermore, we do not express any opinion with respect to any matter not expressly addressed below.



                                     D-4-2

     Based upon and subject to the foregoing, we are of the opinion that:

          1. The Agreement constitutes a valid, legal and binding agreement of Column, enforceable against Column in accordance with its terms.

          2. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by Column of the transactions contemplated by the Agreement, except for those consents, approvals, authorizations or orders that previously have been obtained.

          3. Column's execution, delivery and performance of the Agreement will not in any material respect conflict with or result in a material violation of any federal or State of New York statute or regulation of general applicability in transactions of the type contemplated by the Agreement.

     The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the closing of Column's sale of the Mortgage Loans to CSFBMSC, pursuant to the Agreement, and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                            Very truly yours,



                                     D-4-3

                                     Annex A

Credit Suisse First Boston Mortgage
  Securities Corp.
Eleven Madison Avenue
New York, New York  10010-3629

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio 44114

Salomon Smith Barney Inc.
388 Greenwich Street, 11th Floor
New York, New York  10013

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, Maryland  21044-3562

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard & Poor's Ratings Services, a division
  of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041



                                     D-4-4

                                   EXHIBIT D-5

   FORM OF LETTER OF SIDLEY AUSTIN BROWN & WOOD, SPECIAL COUNSEL TO THE SELLER
                            PURSUANT TO SECTION 7(IX)

                                December 27, 2001

To the Parties Listed on Annex A hereto:

             Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial
                 Mortgage Pass-Through Certificates, Series 2001-CK6

Ladies and Gentlemen:

     We have acted as special counsel to Column Financial, Inc. ("Column") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") with respect to certain matters in connection with the following transactions (collectively, the "Transactions"):

          (i) the filing by the Depositor of a registration statement on Form S-3 (No. 333-53012) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), for purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), certain offerings of mortgage pass-through certificates evidencing interests in trust funds established by the Depositor;

          (ii) the sale by Column, and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (collectively, the "Column Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of December 19, 2001 (the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser;

          (iii) the sale by KeyBank National Association ("KeyBank"), and the purchase by the Depositor, of a second segregated pool of multifamily and commercial mortgage loans (collectively, the "KeyBank Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of December 19, 2001 (the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser;

          (iv) the creation of a commercial mortgage trust (the "Trust"), and the issuance of an aggregate $986,430,065 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2001-CK6 (the "Certificates"), consisting of 24 classes designated Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NW-SUB, Class GT2, Class R and Class V, pursuant to the Pooling and Servicing Agreement dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee");



                                     D-5-1

          (v) the transfer of the Column Mortgage Loans and the KeyBank Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the Certificates being issued to or at the direction of the Depositor; and

          (vi) the sale by the Depositor, and the purchase by Credit Suisse First Boston Corporation ("CSFB Corporation"), McDonald Investments Inc. and Solomon Smith Barney Inc. (collectively, in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates"), pursuant to the Underwriting Agreement dated as of December 19, 2001 (the "Underwriting Agreement"), between the Depositor and CSFB Corporation, as representative of the Underwriters.

     The Pooling and Servicing Agreement, the Underwriting Agreement, the Column Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

     For the purposes of this letter, we have reviewed: the Agreements; the Registration Statement; the Prospectus, dated December 19, 2001, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus"); and the Prospectus Supplement, dated December 19, 2001, specifically relating to the Trust and the Publicly Offered Certificates (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for rendering this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for rendering this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of all parties to each of the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (viii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (ix) compliance with the Agreements by the parties thereto, (x) the conformity, to the requirements of the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, of the Mortgage Notes, the Mortgages and the other documents delivered to the Trustee by, on behalf of, or at the direction of, the Depositor, Column and Keybank, (xi) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xii) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of



                                     D-5-2
the parties to the Agreements, as expressed therein. In making the statements set forth below, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

     We are delivering this letter in our capacity as special counsel to the Depositor and Column. In the course of our acting in such capacity, we have generally reviewed and discussed with certain representatives of the Depositor, Column, the Underwriters and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Registration Statement and the Prospectus, other than any documents or information included therein solely by incorporation by reference (all such documents and information so incorporated by reference shall be referred to herein as the "Excluded Information"), and we have reviewed certain loan summaries prepared by Column or an affiliate of Column in respect of the Column Mortgage Loans. While we have made no independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that causes us to believe that (a) the Registration Statement (exclusive of the Excluded Information therein, as to which we express no view or belief), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (exclusive of the Excluded Information therein, as to which we express no view or belief), as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view or belief as to (x) any financial statements, schedules and/or other numerical, financial or statistical data set forth or referred to therein or omitted therefrom, (y) any information contained in or omitted from the Prospectus regarding the nature and characteristics of the KeyBank Mortgage Loans and/or the Borrowers and Mortgaged Properties relating to the KeyBank Mortgage Loans or (z) any information contained in or omitted from the computer diskette that accompanies the Prospectus. In that connection, we advise you that we have relied, to the extent that we may properly do so in the discharge of our professional responsibilities as experienced securities law practitioners, upon the judgment and statements of officers and representatives of the Depositor and Column in connection with the determination of materiality.

     When used in this letter, the term "attention" or words of similar import mean the conscious awareness of facts or other information of the Sidley Austin Brown & Wood attorneys currently practicing law with this firm who have been involved in any material respect in representing the Depositor and/or Column in connection with the Transactions. We call to your attention that, with your knowledge and consent, except as described above, such Sidley Austin Brown & Wood attorneys have not examined or otherwise reviewed any of the Mortgage Files, any particular documents contained in such files or any other documents with respect to the Mortgage Loans for purposes of delivering this letter.



                                     D-5-3

     The statements set forth herein are being made to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the views or beliefs expressed herein. This letter is being delivered solely for the benefit of the persons to which it is addressed in connection with the Transactions. It may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                                Very truly yours,




                                     D-5-4

                                     Annex A

Credit Suisse First Boston Mortgage
  Securities Corp.
Eleven Madison Avenue
New York, New York  10010-3629

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio 44114

Salomon Smith Barney Inc.
388 Greenwich Street, 11th Floor
New York, New York  10013



                                     D-5-5